UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Philip Morris International Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed: March 30, 2012

LOUIS C. CAMILLERI	120 PARK AVENUE
CHAIRMAN OF THE BOARD	NEW YORK, NEW YORK 10017

March 30, 2012

Dear Fellow Stockholder:

It is my pleasure to invite you to join us at the 2012 Annual Meeting of Stockholders of Philip Morris International Inc. to be held on Wednesday, May 9, 2012 at 9:00 a.m., in the Empire State Ballroom at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017.

At this year’s meeting, we will vote on the election of twelve directors, the ratification of PricewaterhouseCoopers SA’s selection as the Company’s independent auditors, an advisory say-on-pay resolution approving executive compensation, the approval of the Philip Morris International Inc. 2012 Performance Incentive Plan and, if properly presented, two proposals from stockholders. There will also be a report on the Company’s business, and stockholders will have an opportunity to ask questions.

We anticipate that a large number of stockholders will attend the meeting. Because seating is limited, you may bring only one immediate family member as a guest. To attend the meeting, you must present an admission ticket and government-issued photographic identification. Please note that you must submit a request for an admission ticket. To request an admission ticket, please follow the instructions set forth on page 2 in response to Question 4.

The meeting facilities will open at 7:30 a.m. We suggest you arrive early to facilitate your registration and security clearance. Those needing special assistance at the meeting are requested to write to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017. For your comfort and security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, laptops and other portable electronic devices, video and still cameras, pagers and pets will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules, which assist us in conducting a safe and orderly meeting and are in everyone’s interest.

Attached you will find a notice of meeting and proxy statement that contains additional information about the meeting, including the methods that you can use to vote your proxy, such as the telephone or Internet. As we did last year, we are mailing to certain of our stockholders a Notice of Internet Availability of Proxy Materials. This Notice contains instructions on how to access our proxy statement and 2011 Annual Report to Stockholders and vote online. Those stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. By furnishing this Notice, we are lowering costs and reducing the environmental impact of our Annual Meeting.

Your vote is important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Sincerely,

For further information about the Annual Meeting,

please call 1-866-713-8075

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, New York 10017

NOTICE OF 2012 ANNUAL MEETING OF

STOCKHOLDERS OF PHILIP MORRIS INTERNATIONAL INC.

TIME:	9:00 a.m. on Wednesday, May 9, 2012

PLACE:	Empire State Ballroom Grand Hyatt New York 109 East 42nd Street New York, New York 10017

ITEMS OF BUSINESS:	1) To elect twelve directors.

2) To ratify the selection of PricewaterhouseCoopers SA as independent auditors for the Company for the fiscal year ending December 31, 2012.

3) To vote on an advisory resolution approving executive compensation.

4) To approve the Philip Morris International Inc. 2012 Performance Incentive Plan.

5) To vote on two stockholder proposals, if properly presented at the meeting.

6) To transact other business properly coming before the meeting.

WHO CAN VOTE:	Stockholders of record on March 16, 2012.

2011 ANNUAL REPORT:	A copy of our 2011 Annual Report is enclosed.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to stockholders on or about March 30, 2012.

Jerry Whitson
Deputy General Counsel and Corporate Secretary

March 30, 2012

WE URGE EACH STOCKHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING. SEE THE QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE YOUR SHARES OF COMMON STOCK IN PERSON.

PLEASE NOTE THAT YOU MUST SUBMIT A REQUEST FOR AN ADMISSION TICKET. TO OBTAIN AN ADMISSION TICKET, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON PAGE 2 IN RESPONSE TO QUESTION 4.

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Stockholders to be Held on May 9, 2012

The Company’s Proxy Statement and 2011 Annual Report to Stockholders are available at www.pmi.com/investors.

PHILIP MORRIS INTERNATIONAL INC.

120 PARK AVENUE

NEW YORK, NEW YORK 10017

March 30, 2012

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2012

Our Board of Directors is providing you this proxy statement to solicit proxies on its behalf to be voted at the 2012 Annual Meeting of Stockholders of Philip Morris International Inc. (“PMI” or the “Company”) at 9:00 a.m., in the Empire State Ballroom at the Grand Hyatt New York, 109 East 42nd Street, New York, New York. The proxies also may be voted at any adjournments or postponements of the meeting.

We are first sending the proxy materials to stockholders on or about March 30, 2012.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting. Proxies submitted by Internet or telephone must be received by 11:59 p.m., EDT, on May 8, 2012.

Only stockholders of record of shares of common stock at the close of business on March 16, 2012 (the “Record Date”) are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting. Each stockholder of record on the Record Date is entitled to one vote for each share of common stock held. On March 16, 2012, there were 1,715,287,831 shares of common stock issued and outstanding.

Questions and Answers

1.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Louis C. Camilleri and Jerry Whitson have each been designated as proxies for the 2012 Annual Meeting of Stockholders.

2.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The Record Date for the 2012 Annual Meeting of Stockholders is March 16, 2012. The Record Date is established by the Board of Directors as required by Virginia law. Stockholders of record (registered stockholders and street name holders) at the close of business on the Record Date are entitled to:

(a)	receive notice of the meeting; and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

3.	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

If your shares of stock are held for you in the name of a broker or bank, then your shares are held in street name. The organization holding your shares of stock is considered the stockholder of record for purposes of voting at the annual meeting. The answer to Question 17 describes brokers’ discretionary voting authority and when your broker or bank is permitted to vote your shares of stock without instruction from you.

4.	HOW DO I OBTAIN ADMISSION TO THE MEETING?

To obtain admission to the meeting, you must request an admission ticket. Because seating is limited, you may bring only one immediate family member as a guest. In addition, all meeting attendees must present government-issued photographic identification at the meeting. Please submit your request for an admission ticket by Friday, April 20, 2012, by sending an e-mail to asmticket@pmi.com or by mailing or faxing a request to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017, facsimile: 1-877-744-5412 (from within the United States) or 1-917-663-2244 (from outside the United States). Please include the following information:

(a)	your name and mailing address;

(b)	whether you need special assistance at the meeting;

(c)	the name of your immediate family member, if one will accompany you; and

(d)	if your shares are held for you in the name of your broker or bank, evidence of your stock ownership (such as a letter from your broker or bank or a photocopy of a current brokerage or other account statement) as of March 16, 2012.

Questions and Answers (Continued)

5.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)    In Writing:    All stockholders of record can vote by mailing their completed and signed proxy card (in the case of registered stockholders) or their completed and signed voting instruction form (in the case of street name holders).

(b)    By Telephone and Internet Proxy:     All stockholders of record also can vote their shares of common stock by touch-tone telephone using the telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by telephone or the Internet if their brokers or banks make those methods available. If that is the case, each broker or bank will enclose instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. Proxies submitted by Internet or telephone must be received by 11:59 p.m., EDT, on May 8, 2012.

(c)    In Person:    All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

6.	HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)	giving written notice to the Corporate Secretary of the Company;

(b)	delivering a later-dated proxy; or

(c)	voting in person at the meeting.

7.	ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We have established and will maintain a practice of holding the votes of individual stockholders in confidence except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (d) to allow the independent inspectors of election to certify the results of the vote. We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.	WHAT ARE THE CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

Stockholders may:

(a)	vote in favor of a nominee;

(b)	vote against a nominee; or

Questions and Answers (Continued)

(c)	abstain from voting on a nominee.

Directors will be elected by a majority of the votes cast, which will occur if the number of votes cast “FOR” a director nominee exceeds the number of votes “AGAINST” that nominee. See “Election of Directors — Majority Vote Standard in Uncontested Elections” on page 15.

The Board recommends a vote “FOR” all of the nominees.

9.	WHAT ARE THE CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS SA AS THE COMPANY’S INDEPENDENT AUDITORS, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?

Stockholders may:

(a)	vote in favor of the ratification;

(b)	vote against the ratification; or

(c)	abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this proposal.

10.	WHAT ARE THE CHOICES WHEN VOTING ON THE ADVISORY SAY-ON-PAY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS?

Stockholders may:

(a)	vote in favor of the resolution;

(b)	vote against the resolution; or

(c)	abstain from voting on the resolution.

The resolution will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this resolution.

The advisory vote on this matter is non-binding. However, the Board of Directors and the Compensation and Leadership Development Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

Questions and Answers (Continued)

11.	WHAT ARE THE CHOICES WHEN VOTING ON THE APPROVAL OF THE PHILIP MORRIS INTERNATIONAL INC. 2012 PERFORMANCE INCENTIVE PLAN AND WHAT VOTE IS NEEDED TO APPROVE THE PLAN?

Stockholders may:

(a)	vote in favor of the Plan;

(b)	vote against the Plan; or

(c)	abstain from voting on the Plan.

The Philip Morris International Inc. 2012 Performance Incentive Plan will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this proposal.

12.	WHAT ARE THE CHOICES WHEN VOTING ON EACH STOCKHOLDER PROPOSAL PROPERLY PRESENTED AT THE MEETING, AND WHAT VOTE IS NEEDED TO APPROVE ANY OF THE STOCKHOLDER PROPOSALS?

A separate vote will be held on each stockholder proposal that is properly presented at the meeting. When voting on each of the proposals, stockholders may:

(a)	vote in favor of the proposal;

(b)	vote against the proposal; or

(c)	abstain from voting on the proposal.

A stockholder proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST.”

The Board recommends a vote “AGAINST” each of the stockholder proposals.

13.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of all director nominees, “FOR” the proposal to ratify the selection of PricewaterhouseCoopers SA as the Company’s independent auditors, “FOR” the advisory say-on-pay resolution approving the compensation of our named executive officers, “FOR” the approval of the Philip Morris International Inc. 2012 Performance Incentive Plan and “AGAINST” each of the stockholder proposals.

14.	WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 16, 2012. Each share of common stock is entitled to one vote. As of March 16, 2012, the Company had 1,715,287,831 shares of common stock outstanding.

15.	HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

Questions and Answers (Continued)

16.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078 or you can reach Computershare at 1-877-745-9350 (from within the United States or Canada) or 1-781-575-4310 (from outside the United States or Canada).

17.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If you are a street name holder of shares, you should have received a voting instruction form with the proxy statement sent from your broker or bank. Your shares held in street name may be voted only on certain “routine” matters when you do not provide your broker or bank with voting instructions. For example, the ratification of the selection of PricewaterhouseCoopers SA as independent auditors of the Company is considered a “routine” matter for which brokers or banks may vote uninstructed shares. When a proposal is not a “routine” matter (such as the election of director nominees, say-on-pay advisory votes, the authorization of an equity compensation plan and stockholder proposals) and the broker or bank has not received voting instructions from the street name holder with respect to that proposal, that broker or bank cannot vote the shares on that proposal. This is called a broker non-vote. Therefore, it is important that you provide instructions to your broker or bank with respect to your vote on these “non-routine” matters.

18.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

19.	MAY STOCKHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. The Chairman will answer stockholders’ questions of general interest during a designated portion of the meeting. In order to provide an opportunity for everyone who wishes to speak, stockholders will be limited to two minutes. Stockholders may speak a second time only after all others who wish to speak have had their turn. When speaking, stockholders must direct questions and comments to the Chairman and confine their remarks to matters that relate directly to the business of the meeting.

20.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 16, 2012, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker, bank or other agent (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

Board Operations and Governance

Board Responsibility and Meetings

The primary responsibility of the Board of Directors is to foster the long-term success of the Company, consistent with its statutory duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

The Board holds regular meetings, typically during the months of February, March, May, June, September and December, and additional meetings when necessary. The organizational meeting follows immediately after the Annual Meeting of Stockholders. The Board held six regular meetings in 2011. The Board meets in executive session at every Board meeting. Directors are expected to attend Board meetings, the Annual Meeting of Stockholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2011, all nominees for director attended at least 75% of the aggregate number of meetings of the Board and all Committees on which they served, and each of the ten nominee directors who were then in office attended the 2011 Annual Meeting of Stockholders. Mr. Polet joined the Board in September 2011 and Ms. Morparia joined the Board in December 2011.

Governance Guidelines, Policies and Codes

The Board has adopted Corporate Governance Guidelines. In addition, the Company has adopted The Philip Morris International Code of Conduct, which applies to all employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, as well as a Code of Business Conduct and Ethics that applies to the members of the Company’s Board. The Board has also adopted a policy with regard to reviewing certain transactions in which the Company is a participant and an officer, director or nominee for director has, had or may have a direct or indirect material interest. All of these documents are available free of charge on the Company’s Web site, www.pmi.com/governance, and will be provided free of charge to any stockholder requesting a copy by writing to: Corporate Secretary, Philip Morris International Inc., 120 Park Avenue, New York, New York 10017.

The information on the Company’s Web site is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

Board Leadership Structure

The Board leadership consists of the Chairman of the Board of Directors and Chief Executive Officer, the Presiding Director and the Chairs of each Committee of the Board. The responsibilities of the Chairman and Chief Executive Officer, the Presiding Director and of each Committee are described below.

Chairman of the Board and Chief Executive Officer. Louis C. Camilleri serves as Chairman of the Board and Chief Executive Officer. His duties as Board Chairman are to preside at meetings of the stockholders and of the Board of Directors. He is responsible for bringing to the Board’s attention in an accurate and timely manner all matters within his knowledge that the interests of the Company may require the Board to consider. In that capacity he proposes the agendas and schedules for Board meetings, working together with the Presiding Director who approves the agendas and schedules before their dissemination to the Board. Input is sought from all directors as to topics they wish to review. As Chief Executive Officer, he is responsible for the general management and control of the business and affairs of the Company and sees to it that all orders and resolutions of the Board of Directors are implemented. Mr. Camilleri performs such other duties as from time to time may be prescribed by the Board.

Board Operations and Governance (Continued)

Presiding Director. The non-management directors annually elect at the organizational meeting one independent director to be the Presiding Director. The Presiding Director’s responsibilities are to:

•	preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;
•	call meetings of the non-management directors as he or she deems necessary;
•	serve as liaison between the Chairman and the non-management directors;
•	approve agendas and schedules for Board meetings;
•	advise the Chairman of the Board’s informational needs and approve information sent to the Board;
•

together with the Chairman of the Compensation and Leadership Development Committee, communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and

•	be available for consultation and communication if requested by major stockholders.

The Presiding Director is invited to attend all meetings of Committees of the Board. Lucio A. Noto currently serves as the Presiding Director.

Relationship of Chairman of the Board and Presiding Director. The Board believes the current leadership structure is appropriate under the current circumstances because it strikes the correct balance between the need to provide the Board with the best available information on which to make decisions while at the same time allowing the Board to set the tone of the discussion and provide direction and oversight to management. Mr. Camilleri has an extensive and detailed knowledge of the Company and the tobacco industry and an incisive strategic view which, combined with his transparency and open-mindedness when dealing with the Board, enable him to assist the Board in focusing on the most important opportunities and risks facing the Company. Mr. Noto plays an active role as Presiding Director in providing independent Board leadership and helps ensure that the Board’s views are continually conveyed in unvarnished fashion to management.

Committees of the Board

The Board has established various standing Committees to assist it with the performance of its responsibilities. These Committees and their members are listed below. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendations of the Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these Committees and these charters are available on the Company’s Web site at www.pmi.com/governance. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings. Each Committee meets as often as it deems to be appropriate and each has sole authority to retain its own legal counsel, experts and consultants.

The Audit Committee, the Compensation and Leadership Development Committee and the Nominating and Corporate Governance Committee each consists entirely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit Committee are financially literate and that Lucio A. Noto is an “audit committee financial expert” within the meaning set forth in the regulations of the Securities and Exchange Commission. No member of the Audit Committee received any payments in 2011 from Philip Morris International Inc. or its subsidiaries other than compensation received as a director of Philip Morris International Inc.

Board Operations and Governance (Continued)

Committees and 2011 Membership and Meetings	Purpose, Authority and Responsibilities

AUDIT Lucio A. Noto (Chair) Mathis Cabiallavetta J. Dudley Fishburn Jennifer Li Sergio Marchionne Stephen M. Wolf 2011 Meetings: 9

Purpose: assist the Board in its oversight of:

•     the integrity of the financial statements and financial reporting processes and systems of internal control;

•     the qualifications, independence and performance of the independent auditors;

•     the internal audit function; and

•     the Company’s compliance with legal and regulatory requirements.

Authority and Responsibilities:

•     sole authority for appointing, compensating, retaining and overseeing work of the independent auditors;

•     evaluate the internal audit function;

•     evaluate the compliance function;

•     review financial risk assessment and management; and

•     establish “whistleblower” procedures and review claims of improper conduct.

COMPENSATION AND LEADERSHIP DEVELOPMENT Stephen M. Wolf (Chair) Harold Brown J. Dudley Fishburn Graham Mackay Sergio Marchionne 2011 Meetings: 4

Purpose:

•     discharge Board’s responsibilities relating to executive compensation;

•     produce a report for inclusion in the proxy statement; and

•     review succession plans for CEO and other senior executives.

Authority and Responsibilities:

•     review and approve corporate goals and objectives relevant to the compensation of our CEO, evaluate his performance and determine and approve his compensation;

•     recommend to the Board compensation plans and equity-based plans, administer and make awards under such plans and review the cumulative effect of its actions;

•     review and approve the compensation of all executive officers;

•     monitor compliance by executives with our stock ownership requirements;

•     review and assist the development of executive succession plans, evaluate and make recommendations to the Board regarding potential CEO candidates and evaluate and approve candidates to fill other senior executive positions;

•     review and discuss with management proposed disclosures regarding executive compensation matters; and

•     recommend to the Board whether the Compensation Discussion and Analysis should be accepted for inclusion in the proxy statement and annual report.

Board Operations and Governance (Continued)

Committees and 2011 Membership and Meetings	Purpose, Authority and Responsibilities
FINANCE Mathis Cabiallavetta (Chair) Harold Brown J. Dudley Fishburn Jennifer Li Graham Mackay Sergio Marchionne Kalpana Morparia Lucio A. Noto Robert B. Polet Carlos Slim Helú Stephen M. Wolf

Purpose, Authority and Responsibilities:

•     monitor PMI’s financial performance and condition;

•     oversee sources and uses of cash flow, capital structure and financial needs;

•     advise the Board on dividends, share repurchases and other financial matters;

•     advise the Board on PMI’s long-term financing plans, short-term financing plans and credit facilities;

•     monitor PMI’s cash management function;

•     monitor PMI’s pension plans, including funded status and performance; and

•     monitor PMI’s investor relations and stock market performance.

2011 Meetings: 4
NOMINATING AND CORPORATE GOVERNANCE J. Dudley Fishburn (Chair) Mathis Cabiallavetta Jennifer Li Sergio Marchionne Kalpana Morparia Lucio A. Noto Robert B. Polet Stephen M. Wolf

Purpose:

•     identify qualified candidates for Board membership;

•     recommend nominees for election at the annual meeting;

•     advise the Board on corporate governance matters; and

•     oversee self-evaluation of the Board and each Committee.

Authority and Responsibilities:

•     review qualifications of prospective candidates for director;

•     consider performance of incumbent directors;

•     make recommendations to the Board regarding director independence and the function, composition and structure of the Board and its Committees;

•     recommend corporate governance guidelines; and

•     review director compensation.

2011 Meetings: 4
PRODUCT INNOVATION AND REGULATORY AFFAIRS Harold Brown (Chair) Mathis Cabiallavetta J. Dudley Fishburn Graham Mackay Kalpana Morparia Robert B. Polet Carlos Slim Helú Stephen M. Wolf

Purpose, Authority and Responsibilities:

•     monitor and review the development of new product strategies, with a particular focus on next generation products that have the potential to reduce harm;

•     monitor and review key legislative, regulatory and public policy issues;

•     monitor and review the Company’s programs on societal alignment issues; and

•     meet with PMI’s Scientific Advisory Board to review scientific developments.

2011 Meetings: 3

Board Operations and Governance (Continued)

Board Risk Oversight

Risk oversight is conducted both by the Committees of the Board with respect to their areas of responsibility as well as by the full Board. The Audit Committee monitors risks relating to internal and financial controls, certain compliance matters and information technology; the Finance Committee monitors risks relating to the sources and uses of the Company’s cash flow and impact of the capital markets on the Company; the Compensation and Leadership Development Committee monitors risks relating to compensation design and payouts and management succession; the Product Innovation and Regulatory Affairs Committee monitors product and regulatory risks; and the Nominating and Corporate Governance Committee monitors risks relating to Board management structure and processes. The full Board monitors risks relating to the Company’s business plan as well as compliance and litigation. At times, two or more Committees hold joint meetings to discuss overlapping risk areas.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to the Presiding Director, Board of Directors of Philip Morris International Inc., 120 Park Avenue, New York, New York 10017. The non-management directors have established the following procedures for the handling of communications from stockholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

Board Operations and Governance (Continued)

Summary of Corporate Governance Practices

The Nominating and Corporate Governance Committee of the Board reviews our corporate governance practices regularly and proposes modifications to our principles and other key governance practices as warranted for adoption by the Board. The following summarizes our key principles and practices and refers you to the pages of this proxy statement where you will find a more detailed discussion of various items:

•	the Board has a policy providing that all directors are elected annually and by majority vote rather than by a plurality (see page 15);

•	only one member of management, our Chairman and Chief Executive Officer, serves on the Board;

•

the Audit, Compensation and Leadership Development, and Nominating and Corporate Governance Committees consist entirely of independent directors, all other Board Committees consist entirely of non-management directors, and the Board has no executive committee;

•	the Board elects the Chairman annually;

•	the non-management directors elect the Presiding Director annually (see page 8);

•	directors may be removed with or without cause;

•	the non-management directors meet in executive session at each Board meeting without any members of management being present;

•	the Board assesses its performance and the performance of Board Committees annually;

•	PMI has not adopted a poison pill rights plan;

•	the Board has adopted a clawback policy providing for the recovery of bonuses and incentive compensation in appropriate circumstances (see page 41);

•

the Board has adopted stock ownership requirements and an anti-hedging policy for executives intended to align their interests with those of our stockholders and to protect against inappropriate risk taking (see page 41);

•	we do not gross up our named executive officers to offset their taxes on imputed income on the limited perquisites we provide;

•

in 2010, the Board amended the Philip Morris International Inc. 2008 Performance Incentive Plan to add a double-trigger feature to the vesting provisions following a change in control as described on pages 58 to 59 and the proposed Philip Morris International Inc. 2012 Performance Incentive Plan retains this feature; and

•

as its primary long-term incentive tool, the Board uses deferred and restricted stock awards that are based on a rolling three-year total stockholder return and vest three years after grant — these awards are substantially less dilutive than stock options and annual awards are valued on the grant date which, by design, is the date we release our annual earnings information.

Election of Directors

Process for Nominating Directors

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s global businesses and markets; the individual’s professional expertise and educational background; and other factors, including nationality, that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its breadth of knowledge and experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes, such as financial experience, global business experience and scientific expertise, as being particularly desirable to help meet specific Board needs that have arisen.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, stockholders, management and others. The Committee does not distinguish between nominees recommended by stockholders and other nominees. From time to time, the Committee also retains search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. Stockholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Corporate Secretary, who will provide it to the Committee. Our by-laws set forth the procedures a stockholder must follow to nominate directors. These procedures are summarized in this proxy statement under the caption “2013 Annual Meeting.”

The Nominees

It is proposed that twelve directors, only one of whom is a member of management, be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons. Each of the nominees currently serves as a director and each was elected by the stockholders at the 2011 Annual Meeting, except Robert B. Polet and Kalpana Morparia, both of whom were elected by the Board later that year. Mr. Polet and Ms. Morparia were recommended by the Nominating and Corporate Governance Committee, which had retained a third-party search firm to identify potential new directors. The Board believes that the experience, qualifications, attributes and skills of each of the nominees presented, as set forth below, qualify them to deal with the complex global, regulatory and financial issues that the Company faces, and that the Board as a whole provides a breadth of knowledge, international experience, intellectual rigor and willingness to face tough issues. Seventy-five percent of the nominees are non-U.S. nationals and nine different nationalities are represented, underscoring the global perspective of the Board taken as a whole. Two of the Company’s three newest directors are women, thus adding gender diversity to the Board’s geographic diversity.

Election of Directors (Continued)

In recommending and nominating Mr. Marchionne, the Nominating and Corporate Governance Committee and the Board, respectively, took note that at least two proxy advisory firms last year recommended against Mr. Marchionne because he is a chief executive officer who serves on more than two outside boards. The Board agreed with the chief of President Obama’s automobile task force who, when Mr. Marchionne was named to Time magazine’s 2011 list of the most influential people in the world, credited Mr. Marchionne with having saved Chrysler and praising him for his “limitless energy” and “relentless focus.” The Board unanimously recommends Mr. Marchionne for his valuable contributions to its deliberations. It notes that Mr. Marchionne became the non-executive chair of CNH Case New Holland in connection with its separation from Fiat S.p.A., a transaction that decreased, rather than increased, his executive responsibilities and time commitments. It further notes that Exor S.p.A., the investment company on whose board Mr. Marchionne serves, and Fiat, Chrysler, Fiat Industrial, CNH Case New Holland and SGS may all be considered affiliated companies and, therefore, Mr. Marchionne does not serve on more than two outside public company boards.

Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the Company’s by-laws to reduce the number of directors.

The Board recommends a vote FOR each of the nominees identified below.

Independence of Nominees

After receiving the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that each of the following nominees for director is independent of and has no material relationship with the Company: Harold Brown, Mathis Cabiallavetta, J. Dudley Fishburn, Jennifer Li, Graham Mackay, Sergio Marchionne, Kalpana Morparia, Lucio A. Noto, Robert B. Polet and Stephen M. Wolf. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in the Corporate Governance Guidelines, which are available on the Company’s Web site at www.pmi.com/governance. Each of the above-named nominees qualifies as independent under these standards.

In making its affirmative determination that Mr. Marchionne is independent, the Board considered the fact that the Company has a sponsorship agreement with Ferrari, a majority-owned subsidiary of Fiat. The amounts involved in the sponsorship agreement fall significantly below 2% of Fiat’s consolidated gross revenues, the threshold that, if exceeded, would preclude a determination of director independence under the Company’s categorical standards of director independence. The sponsorship agreement with Ferrari dates back to 1984, well before Mr. Marchionne became CEO of Fiat in 2004, and extends until 2014. The agreement and its renewals have been negotiated on an arms-length basis with executives of Ferrari, and Mr. Marchionne has not been involved in any aspect of the negotiations or the agreement and has no direct or indirect material interest in the agreement.

In making the affirmative determination that Ms. Morparia is independent, the Board considered the fact that the Company has routine commercial relationships with J.P. Morgan Chase, the parent company of Ms. Morparia’s employer. Payments by the Company to J.P. Morgan Chase are immaterial and Ms. Morparia has no direct or indirect material interest in these routine commercial relationships. Ms. Morparia has never represented J.P. Morgan Chase in connection with its provision of services to the Company, the Company has no commercial relationship with Ms. Morparia’s employer and her compensation is not affected by any banking relationship between the Company and J.P. Morgan Chase.

Election of Directors (Continued)

Majority Vote Standard in Uncontested Elections

The Company’s by-laws provide that, where the number of nominees for director does not exceed the number of directors to be elected, directors shall be elected by a majority rather than by a plurality vote. Under applicable law, a director’s term extends until his or her successor is duly elected and qualified. Thus, an incumbent director who fails to receive a majority vote would continue to serve as a holdover director. To address that possibility, our Corporate Governance Guidelines require a director who receives less than a majority of the votes cast to offer to resign. The Nominating and Corporate Governance Committee would then consider the offer and recommend to the Board whether to accept or reject the offer.

Election of Directors (Continued)

Harold Brown Counselor, Center for Strategic and International Studies, Washington, DC Director since 2008 Age: 84

Professional Experience:

Dr. Brown has been a Counselor at the Center for Strategic and International Studies since 1992. He was a partner of Warburg Pincus, a leading private equity firm, from 1990 until he retired from the firm in January 2007. Previously, he was Chairman of the Foreign Policy Institute at The Johns Hopkins University School of Advanced International Studies. Dr. Brown is President Emeritus of the California Institute of Technology and served as Secretary of Defense for the United States from 1977 through 1981.

Other Directorships and Associations:

Dr. Brown is a member of the board of directors of Evergreen Holdings, Inc. and is an emeritus trustee of the California Institute of Technology, of the Trilateral Commission (North America) and of the RAND Corporation. Dr. Brown served as a director of Altria Group, Inc. from 1983 to April 2003, and again from December 2004 to March 2008.

PMI Board Committees:

Dr. Brown is Chair of the Product Innovation and Regulatory Affairs Committee and a member of the Compensation and Leadership Development and Finance Committees.

Director Qualifications:

Dr. Brown combines a scientist’s intellect with an extensive knowledge and unique experience of U.S. and international geopolitical and governmental affairs that are of particular benefit to the Board in his role as Chair of the Product Innovation and Regulatory Affairs Committee.

Mathis Cabiallavetta Vice Chairman, Swiss Re Ltd., Switzerland Director since 2008 Age: 67

Professional Experience:

Mr. Cabiallavetta became Vice Chairman of Swiss Re Ltd. in April 2009, having been a director since September 2008. Previously, Mr. Cabiallavetta was Vice Chairman of Marsh & McLennan (“MMC”) and Chairman of MMC International until September 2008. From 2000 to 2004, he served as a director of MMC. Prior to joining MMC, Mr. Cabiallavetta was Chairman of Union Bank of Switzerland AG, which he joined in 1971.

Other Directorships and Associations:

Mr. Cabiallavetta is a director of BlackRock, Inc. and a member of the Executive Advisory Board of General Atlantic Partners. From 2002 to 2008, Mr. Cabiallavetta served as a director of Altria Group, Inc.

PMI Board Committees:

Mr. Cabiallavetta is Chair of the Finance Committee and a member of the Audit, Nominating and Corporate Governance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

Mr. Cabiallavetta brings to the Board many years of experience in international capital markets and financial risk assessment, which are of great benefit to the Board in his role as Chair of the Finance Committee.

Election of Directors (Continued)

Louis C. Camilleri Chairman and Chief Executive Officer Director since 2008 Age: 57

Professional Experience:

Mr. Camilleri is our Chairman and Chief Executive Officer. Previously, he was Chairman and Chief Executive Officer of Altria Group, Inc., positions he had held since August 2002 and April 2002, respectively. From November 1996 to April 2002, he served as Senior Vice President and Chief Financial Officer of Altria Group, Inc. He had been employed continuously by Altria Group, Inc. and its subsidiaries (including Philip Morris International Inc.) in various capacities since 1978.

Other Directorships and Associations:

Mr. Camilleri was appointed to the Board of Directors of América Móvil, S.A.B. de C.V. in April 2011, and previously served on the Board of Telmex International SAB from December 2009. Mr. Camilleri was a director of Kraft Foods Inc. from March 2001 to December 2007 and was Kraft’s Chairman from September 2002 to March 2007.

Director Qualifications:

Mr. Camilleri’s extensive and detailed knowledge of the Company and the tobacco industry and an incisive strategic view, combined with his transparency and open-mindedness, serve him well in his dual role as Chairman of the Board and Chief Executive Officer.

J. Dudley Fishburn Chairman, Bluecube Technology Solutions Ltd., United Kingdom Director since 2008 Age: 65

Professional Experience:

Mr. Fishburn serves as Chairman of Bluecube Technology Solutions Ltd. He was a Conservative Member of Parliament in the United Kingdom from 1988 to 1997 and also served as a Parliamentary private secretary in the administrations of Prime Ministers Margaret Thatcher and John Major. Prior to entering Parliament, Mr. Fishburn was Executive Editor of The Economist for nine years.

Other Directorships and Associations:

Mr. Fishburn is a director of the Heritage of London Trust, the Foundation for Liver Research, Baring Vostok Investments Ltd., G.F.I. Markets Ltd. and Kyte Group Ltd. He is also a trustee of the University of Reading and an advisor of the Bonita Trust. Mr. Fishburn served as a director of Altria Group, Inc. from 1999 to March 2008, HSBC Inc. from 2002 to 2008, Beazley Group plc from 2002 to 2009, HSBC Bank plc (UK) from 2003 to 2009, as Chairman of Henderson Smaller Companies Investment Trust plc from 2000 to 2011, and as a trustee of the Peabody Housing Trust from 2000 to 2010.

PMI Board Committees:

Mr. Fishburn is Chair of the Nominating and Corporate Governance Committee and a member of the Audit, Compensation and Leadership Development, Finance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

As a former member of Parliament and Executive Editor of The Economist with service on a number of for-profit and not-for-profit boards, Mr. Fishburn brings a global perspective on governance and regulatory matters which are of benefit to the Board in his role as Chair of the Nominating and Corporate Governance Committee.

Election of Directors (Continued)

Jennifer Li Chief Financial Officer, Baidu Inc., China Director since 2010 Age: 44

Professional Experience:

Ms. Li joined Baidu Inc., the largest Internet search engine in China and the third largest independent search engine in the world, in March 2008, as Chief Financial Officer, responsible for a wide range of corporate functions, including Finance, Human Resources, Legal, Marketing, Communications and Purchasing. Previously, from 1994 to 2008, she held a number of senior finance positions at various General Motors companies in China, Singapore, the United States and Canada, rising to Chief Financial Officer of GM’s business in China and Financial Controller of the North American Operations of GMAC.

PMI Board Committees:

Ms. Li is a member of the Audit, Finance and Nominating and Corporate Governance Committees.

Director Qualifications:

Ms. Li’s strong financial expertise, experience in a fast growing, high-tech business and Asian background strengthen the Board’s depth and global perspective.

Graham Mackay Chief Executive, SABMiller plc, United Kingdom Director since 2008 Age: 62

Professional Experience:

Mr. Mackay joined SABMiller plc, the world’s second largest beer brewer, in 1978 and has held a number of senior positions in the SABMiller Group, including Executive Chairman of the beer business in South Africa. He was appointed Group Managing Director in 1997 and Chief Executive of South African Breweries plc upon its listing on the London Stock Exchange in 1999.

Other Directorships and Associations:

Mr. Mackay is the Senior Non-Executive Director of Reckitt Benckiser Group plc.

PMI Board Committees:

Mr. Mackay serves on the Compensation and Leadership Development, Finance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

As chief executive of one of the largest brewers in the world, which does business in many of the same international markets as does the Company, Mr. Mackay brings valuable business, strategic, marketing and regulatory insights to the Board.

Election of Directors (Continued)

Sergio Marchionne Chief Executive Officer, Fiat S.p.A., Italy Chairman, Fiat Industrial S.p.A., Italy Chairman and Chief Executive Officer, Chrysler Group LLC, Detroit, MI Director since 2008 Age: 59

Professional Experience:

Mr. Marchionne has been Chief Executive Officer of Fiat S.p.A. since June 2004, on whose Board of Directors he has served since May 2003. He has also been Chief Executive Officer of Fiat Group Automobiles S.p.A., Fiat’s car division, since February 2005, and Chairman of CNH Case New Holland, Fiat’s agricultural and construction equipment division, since April 2006. He was named Chief Executive Officer of Chrysler Group LLC in June 2009 and Chairman in September 2011. He is also Chairman of Fiat Industrial S.p.A., which separated from Fiat S.p.A. on January 1, 2011 and which controls CNH Case New Holland. Mr. Marchionne has been a member of the Board of SGS S.A. since May 2001, serving as the Chief Executive and Managing Director from 2002 to 2004 and Chairman since March 2006. Mr. Marchionne is a director of Exor S.p.A., an investment company that, directly or indirectly, holds significant equity investments in Fiat, Chrysler, Fiat Industrial, CNH Case New Holland and SGS. Mr. Marchionne is a chartered accountant and lawyer who, since beginning his career in 1983, has held executive positions at several firms prior to assuming his current positions.

Other Directorships and Associations:

Mr. Marchionne was a member of the Supervisory Board of Hochtief AG from 2006 to 2007 and a member of the Board of Directors of UBS from 2007 to 2010.

PMI Board Committees:

Mr. Marchionne serves on the Audit, Compensation and Leadership Development, Finance and Nominating and Corporate Governance Committees.

Director Qualifications:

Trained as both a lawyer and an accountant and currently the chief executive of two large automotive manufacturers, Mr. Marchionne brings strategic insights and a hands-on multi-disciplinary approach to the Board, along with experience in many of the same international markets in which the Company does business.

Kalpana Morparia Chief Executive Officer, J.P. Morgan India Private Ltd., India Director since 2011 Age: 62

Professional Experience:

Ms. Morparia assumed her current position with J.P. Morgan India Private Ltd. in 2008, and is a member of J.P. Morgan’s Asia Pacific Executive Committee. Prior to joining J.P. Morgan India, Ms. Morparia served as Joint Managing Director of ICICI Bank, India’s second largest bank, from 2001 to 2008 and the Vice Chair of ICICI’s insurance and asset management business from 2007 to 2008.

Other Directorships and Associations:

Ms. Morparia is a director of Dr. Reddy’s Laboratories Ltd. and CMC Ltd.

PMI Board Committees:

Ms. Morparia serves on the Finance, Nominating and Corporate Governance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

With her strong executive leadership experience in finance, and her deep knowledge of international business, Ms. Morparia provides a keen perspective on Asian economies, the Company’s most rapidly growing region.

Election of Directors (Continued)

Lucio A. Noto Managing Partner, Midstream Partners, LLC, New York, NY Director since 2008 Age: 73

Professional Experience:

Mr. Noto assumed his current position with Midstream Partners, LLC in March 2001. He retired as Vice Chairman of ExxonMobil Corporation in January 2001, a position he had held since the merger of the Exxon and Mobil companies in November 1999. Before the merger, Mr. Noto was Chairman and Chief Executive Officer of Mobil Corporation. Mr. Noto had been employed by Mobil continuously since 1962.

Other Directorships and Associations:

Mr. Noto is a director of Penske Automotive Group, Inc. and RHJ International. He also served on the boards of IBM from 1995 to 2008, Altria Group, Inc. from 1998 to 2008, Shinsei Bank from 2005 to 2008 and Commercial International Bank (Cairo) from 2006 to 2009.

PMI Board Committees:

Mr. Noto is the Presiding Director, Chair of the Audit Committee and a member of the Finance and Nominating and Corporate Governance Committees.

Director Qualifications:

As the former chief financial officer and chief executive officer of a large, multi-national oil company, together with his past governance experience serving on the boards and audit committees of a number of major international companies, Mr. Noto brings an extensive knowledge of internal controls and risk assessment to his role as Chair of the Audit Committee and a strong “hands-on” approach as Presiding Director.

Robert B. Polet Chairman, Safilo Group S.p.A., Italy Director since 2011 Age: 56

Professional Experience:

Mr. Polet is currently serving as Chairman of Safilo Group S.p.A. He was President, Chief Executive Officer and Chairman of the Management Board of the Gucci Group from 2004 until March 2011. Previously, Mr. Polet spent 26 years in the Unilever Group in a variety of executive roles, including President of Unilever’s Worldwide Ice Cream and Frozen Foods division, Chairman of Unilever Malaysia, Chairman of Van den Bergh and Executive Vice President of Unilever’s European Home and Personal Care division.

Other Directorships and Associations:

Mr. Polet is a director of Reed Elsevier PLC/NV, Wilderness Holdings Ltd. and William Grant & Sons.

PMI Board Committees:

Mr. Polet serves on the Finance, Nominating and Corporate Governance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

In his previous position, Mr. Polet was responsible for managing such global luxury brands as Gucci, Bottega Veneta, Yves Saint Laurent, Boucheron, Balenciaga, Sergio Rossi, Alexander McQueen and Stella McCartney. He brings to the Board his considerable entrepreneurial business experience in the global luxury business and his deep executive background running major consumer packaged goods businesses, as well as his extensive knowledge of European and Asian markets.

Election of Directors (Continued)

Carlos Slim Helú

Chairman, Impulsora

del Desarrollo y el

Empleo en América Latina,

S.A.B. de C.V.,

Mexico

Chairman, Carso

Infraestructura y Construcción,

S.A.B. de C.V.,

Mexico

Director since 2008

Age: 72

Professional Experience:

Mr. Slim has served as Chairman of Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V. and Carso Infraestructura y Construcción, S.A.B. de C.V. since 2005. Mr. Slim previously served as Chairman Emeritus of Grupo Carso, S.A. de C.V.[1] as well as Chairman of Teléfonos de México, S.A. de C.V. and Carso Global Telecom, S.A. de C.V., México. Previously and from 1991, he was Chairman of Grupo Carso, S.A. de C.V.

Other Directorships and Associations:

From 1997 to 2006, Mr. Slim served as a director of Altria Group, Inc. Mr. Slim served as Chairman Emeritus of Grupo Financiero Inbursa, S.A.B. de C.V. from 2004 to 2007. He also serves as Chairman Emeritus of América Móvil, S.A.B. de C.V. since 2005. Mr. Slim is a member of each of the Advisory Council for Latin America of the New York Stock Exchange and the board of Fundación Unam A.C. and Patronato del Hospital Infantil. He is also Chairman of Fundación Telemex, A.C. and Fundación Carlos Slim, A.C.

PMI Board Committees:

Mr. Slim serves on the Finance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

One of the world’s most successful businessmen, Mr. Slim provides the Board with an entrepreneurial point of view and unique perspective on the complexities of operating successfully in both developed and emerging economies.

[1] A subsidiary of Grupo Carso owns a 20% interest in one of our Mexican subsidiaries.
Stephen M. Wolf Chairman, R.R. Donnelley & Sons Company, Chicago, IL Managing Partner, Alpilles, LLC Chairman of the Advisory Board, Trilantic Capital Partners Director since 2008 Age: 70

Professional Experience:

Mr. Wolf has been Chairman of R.R. Donnelley & Sons Company since March 2004. He has been Managing Partner of Alpilles, LLC since April 2003. Previously, he was Chairman of US Airways Group from November 2001 to April 2003, and Chief Executive Officer of US Airways, Inc. from January 1996 to November 1998. Prior to joining US Airways, he had served since August 1994 as senior advisor in the investment banking firm of Lazard Frères & Co., LLC. From 1987 to July 1994, he was Chairman and Chief Executive Officer of UAL Corporation and United Air Lines, Inc.

Other Directorships and Associations:

In 2009, Mr. Wolf became Chairman of the Advisory Board of Trilantic Capital Partners, and joined the board of Chrysler Group LLC. From 1993 to 2008, Mr. Wolf served as a director of Altria Group, Inc. He is a trustee emeritus of the Brookings Institute.

PMI Board Committees:

Mr. Wolf is Chair of the Compensation and Leadership Development Committee and a member of the Audit, Finance, Nominating and Corporate Governance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

As a former chief executive officer of four New York Stock Exchange listed companies with experience on the boards of a number of companies, Mr. Wolf provides a strong focus in his position as Chair of the Compensation and Leadership Development Committee in ensuring that the Company has the right compensation processes in place and programs to develop future leaders.

Compensation of Directors

Directors who are full-time employees of the Company receive no additional compensation for services as a director. With respect to non-employee directors, the Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of stockholders.

The Nominating and Corporate Governance Committee periodically benchmarks director compensation against the Company’s Compensation Survey Group (defined on page 35), considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. Based on the latest available data, total compensation for the Company’s non-employee directors ranked in the top quartile (i.e., above the 75th percentile) of the Company’s Compensation Survey Group.

Non-employee directors receive an annual cash retainer of $115,000 and a retainer of $5,000 for each Committee of which they are a member. The Presiding Director and the chairs of each Committee receive an annual retainer of $25,000 for additional services rendered in connection with those responsibilities. Directors do not receive meeting fees.

Pursuant to the 2008 PMI Stock Compensation Plan for Non-Employee Directors, each non-employee director then in office received an annual share award on May 11, 2011 of that number of shares of common stock having an aggregate fair market value of $160,000 on the date of grant (2,344 shares of common stock with a fair market value of $68.28 per share). Ms. Morparia and Mr. Polet received prorated share awards when they joined the Board.

The following table presents the compensation received by the non-employee directors for fiscal year 2011.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1) ($)	Total
Harold Brown	155,000	160,000	—	315,000
Mathis Cabiallavetta	160,000	160,000	—	320,000
J. Dudley Fishburn	163,750	160,000	—	323,750
Jennifer Li	130,000	160,000	—	290,000
Graham Mackay	130,000	160,000	—	290,000
Sergio Marchionne	133,750	160,000	—	293,750
Kalpana Morparia(2)	8,832	80,000	—	88,832
Lucio A. Noto	180,000	160,000	—	340,000
Robert B. Polet(2)	38,505	106,667	—	145,172
Carlos Slim Helú	125,000	160,000	—	285,000
Stephen M. Wolf	163,750	160,000	—	323,750

(1)	The Company does not issue options as part of its compensation program for non-employee directors. However, as part of the spin-off of the Company from Altria Group, Inc., certain non-employee directors received PMI stock options to reflect the outstanding options previously awarded to them for service on the Altria Group, Inc. Board of Directors. As of December 31, 2011, fully vested option awards were outstanding for the following directors in the following aggregate amounts: Dr. Brown, 2,294 and Mr. Wolf, 2,294.

(2)	Ms. Morparia joined the Board in December 2011. Mr. Polet joined the Board in September 2011.

Compensation of Directors (Continued)

Non-employee directors may also elect to defer the award of shares of common stock and all or part of the annual and committee retainers. Deferred fee amounts are “credited” to an unfunded account and may be “invested” in eight “investment choices,” including a PMI common stock equivalent account. These “investment choices” parallel the investment options offered to employees under the PMI Deferred Profit-Sharing Plan and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. Subject to certain restrictions, a non-employee director is permitted to take cash distributions, in whole or in part, from his or her account either prior to or following termination of service.

Non-employee directors are reimbursed for their expenses incurred in attending Board of Directors, Committee and stockholder meetings, including travel, meals and lodging. They also are covered by business travel and accident insurance, which the Company maintains for their benefit when they travel on Company business, as well as group life insurance.

Stock Ownership Information

Ownership of Equity Securities

The following table shows the number of shares of common stock beneficially owned as of March 16, 2012, by each director, nominee for director and executive officer named in the Summary Compensation Table and the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director, nominee for director and executive officer, and of the directors, nominees for director and executive officers as a group, is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1)(2)
David Bernick	85,873
Harold Brown	36,937
Mathis Cabiallavetta	35,297
André Calantzopoulos	628,998
Louis C. Camilleri	1,680,858
J. Dudley Fishburn	24,044
Jennifer Li	5,425
Graham Mackay	10,602
Sergio Marchionne	36,971
Kalpana Morparia	1,059
Lucio A. Noto	85,573
Matteo Pellegrini	243,262
Robert B. Polet	1,655
Carlos Slim Helú	312,877
Hermann Waldemer	450,856
Stephen M. Wolf	60,859
Group (28 persons)	5,095,523

(1)	Includes shares of restricted common stock as follows: Mr. Camilleri, 375,980; and group, 400,680.

(2)	Includes shares of deferred stock as follows: Dr. Brown, 24,937; Mr. Cabiallavetta, 35,297; Mr. Calantzopoulos, 291,560; Mr. Camilleri, 189,080; Mr. Fishburn, 24,044; Mr. Noto, 38,254; Mr. Pellegrini, 123,727; Mr. Slim, 10,532; Mr. Waldemer, 205,490; Mr. Wolf, 37,537; and group, 1,774,336. Also includes 17,085 shares as to which beneficial ownership is disclaimed by Mr. Noto (shares held by spouse). Also includes 300,000 shares as to which Mr. Slim shares voting and/or investment power with others and has disclaimed beneficial ownership except to the extent of his pecuniary interest therein. Also includes 12,000 shares held in trust as to which Dr. Brown shares voting and/or investment power with others and as to which he has not disclaimed beneficial ownership.

Stock Ownership Information (Continued)

In addition to the shares shown in the table above, as of March 16, 2012, those directors who participate in the Company’s director deferred fee program had the following Philip Morris International share equivalents allocated to their accounts: Dr. Brown, 10,957; Mr. Noto, 60,591; Mr. Slim, 5,585; and Mr. Wolf, 23,656. See “Compensation of Directors” on page 23 for a description of the deferred fee program for directors.

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Common Stock Outstanding on March 16, 2012
Capital Research Global Investors a division of Capital Research and Management Company (CRMC) 333 South Hope Street Los Angeles, CA 90071	114,254,712	(1)	6.66%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	94,164,694	(2)	5.49%

(1)	According to a Schedule 13G/A, dated February 2, 2012, filed with the Securities and Exchange Commission on February 9, 2012, by Capital Research and Management Company presenting the number of shares as of December 30, 2011.
(2)	According to a Schedule 13G/A, dated January 20, 2012, filed with the Securities and Exchange Commission on February 13, 2012, by BlackRock, Inc. presenting the number of shares as of December 30, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during 2011 all reports for the Company’s executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were filed on a timely basis.

Executive Compensation

INTRODUCTION

The Compensation and Leadership Development Committee consists entirely of non-management directors, all of whom our Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. Its responsibilities are described below and set forth in the Compensation and Leadership Development Committee Charter, which is available on the Company’s Web site at www.pmi.com/governance. During 2011, the members of the Committee were: Stephen M. Wolf (Chair), Harold Brown, J. Dudley Fishburn, Graham Mackay and Sergio Marchionne.

Compensation and Leadership Development Committee Interlocks and Insider Participation

No member of the Committee at any time during 2011 had any relationship with the Company that would be required to be disclosed as a related person transaction or as a compensation committee interlock.

Processes and Procedures

The Committee’s primary processes and procedures for establishing and overseeing executive compensation are described in the Compensation Discussion and Analysis on pages 27 through 60 of this proxy statement. These processes and procedures include:

•

Meetings. The Committee met four times in 2011. The Chair of the Committee, in consultation with the other members, sets meeting agendas. The Committee reports its actions and recommendations to the Board.

•

Executive Compensation Consultant. During 2011, the Committee retained Mr. Michael Halloran of Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies (“MMC”), to advise the Committee with respect to the compensation of the Company’s Chairman and CEO and other senior executives. Mercer was paid $72,820 for Mr. Halloran’s services. Prior to his retention in 2009 by the Committee, Mr. Halloran had never performed any services for PMI or its affiliates and was not recommended to the Committee by management.

PMI and its affiliates have engaged other offices of Mercer to provide services unrelated to executive compensation, primarily benefits consulting and benchmarking of salaries for different position levels around the world. Mercer’s fees for these services totaled $1,148,000 in 2011. Mercer is retained directly by the relevant PMI business function, region or market when Mercer provides these other services, and these services and fees are not subject to the approval of the Committee. In addition, MMC and its affiliates other than Mercer provided certain non-compensation related services, primarily insurance brokerage, to PMI and its affiliates in 2011 for fees totaling $1,932,000. Neither these additional services nor the fees are subject to the Committee’s approval.

The Committee has reviewed and considered (1) the services Mr. Halloran performed for the Committee during 2011, (2) the other services performed by Mercer and MMC for PMI and its affiliates in 2011, (3) the relationship among PMI, Mercer and MMC, and (4) the quality and objectivity of the services Mr. Halloran provided to the Committee. The Committee noted that Mr. Halloran does not market or sell to PMI or its affiliates the other services performed by Mercer and MMC, and Mr. Halloran receives no incentive or other compensation based on the fees paid by PMI and its affiliates for these other services. In addition, Mercer’s professional

Executive Compensation (Continued)

standards prohibit Mr. Halloran from considering any other relationships Mercer or any of its affiliates may have with PMI and its affiliates in rendering his advice and recommendations to the Committee. Based on its review, the Committee has concluded that the advice it receives from Mr. Halloran is objective and not influenced by Mercer’s or MMC’s relationships with PMI or its affiliates.

•

Role of Executive Officers. Each year, our Chief Executive Officer presents to the Committee his compensation recommendations for our executive officers, including each of our other named executive officers. The Committee reviews and discusses these recommendations with our CEO and, exercising its discretion, makes the final decision with respect to the compensation of these individuals. The CEO has no role in setting his own compensation, which is set by the Committee.

•

Delegation Authority. In accordance with its charter, the Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate, unless prohibited by law, regulation or New York Stock Exchange listing standards.

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE REPORT

The Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 27 through 60 of this proxy statement with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Leadership Development Committee:

Stephen M. Wolf, Chair

Harold Brown

J. Dudley Fishburn

Graham Mackay

Sergio Marchionne

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion and analysis describes the executive compensation programs of PMI for 2011 and certain elements of the programs for 2012. Our five named executive officers for 2011 are identified in the Summary Compensation Table and other tables that follow in this discussion and analysis.

Executive Compensation (Continued)

EXECUTIVE SUMMARY

Compensation Design

Our compensation and benefit programs support our business and financial objectives. The programs are set and periodically reviewed by the Compensation and Leadership Development Committee of our Board of Directors. Each program element is designed to achieve one or more of the following objectives:

•	to support our ability to attract, develop and retain world-class leaders;

•	to align the interests of executives and stockholders;

•	to reward performance;

•	to support long-term business growth, superior financial results, societal alignment and integrity of conduct; and

•	to promote internal fairness and a disciplined qualitative and quantitative assessment of performance.

These objectives provide the framework for the various components of compensation and benefits and take into account the specific nature of our business. Together, these elements form an aggregate package that is intended to be appropriately competitive.

The design of the overall package encompasses the following features:

•	a mix of fixed and at-risk compensation: the higher the organizational level of the executive, the lower the fixed component of the overall compensation and benefits package;

•	a mix of annual and long-term compensation and benefits to appropriately reward the achievement of annual goals and objectives and long-term performance aspirations;

•	a mix of cash and deferred equity compensation that seeks to discourage actions that are solely driven by the stock price at any given time to the detriment of PMI’s strategic goals; and

•

an optimal balance of equity compensation, together with significant stock ownership requirements, to align the interests of executives and stockholders while remaining mindful of the potential dilutive nature of equity compensation on stockholder value.

In determining the precise levels of each element of compensation, as well as the total compensation and benefit package awarded, the Committee exercises its business judgment and discretion in pre-establishing compensation ranges, setting the actual level of compensation within these ranges and reviewing total compensation design to assure that the various ranges remain appropriately competitive and continue to meet our objectives.

To ensure that PMI’s compensation programs are properly benchmarked, the Committee compares the Company’s compensation practices and levels of pay to a Compensation Survey Group as further discussed on page 35. Our compensation programs also reflect local practices and are designed to deliver total direct compensation upon attainment of targeted goals at the 75th percentile of the local market; actual total direct compensation can exceed the 75th percentile when business and individual performance exceed targeted goals, and can be significantly lower if goals are not met.

Executive Compensation (Continued)

We also compare the mix of compensation for our named executive officers to the compensation for those executives with similar roles in companies in our Compensation Survey Group. Our allocation of direct compensation between fixed (base salary) and at risk (annual incentive compensation awards and long-term equity awards) is consistent with that of our Compensation Survey Group companies and with our objective of putting proportionately greater compensation at risk at higher organizational levels.

The three components of direct compensation are base salary, annual incentive compensation awards and equity awards. We also provide our executives retirement benefits and limited perquisites.

Overview of Our 2011 Compensation Program

Our executive direct compensation program emphasizes pay-for-performance, and the one component that is fixed for a given year, base salary, constitutes the smallest portion. For 2011, base salary constituted approximately 13% of direct compensation for our named executive officers. The second component is the annual cash-based incentive compensation award program that is determined by the Committee based on individual and Company performance and that constituted approximately 43% of direct compensation for our named executive officers in 2011. The third component is the equity award program that is determined based on individual performance and the Company’s rolling three-year total stockholder return relative to our Compensation Survey Group, our tobacco peer group and the S&P 500 and that constituted approximately 44% of direct compensation for our named executive officers in 2011.

Base Salary

Base salary is determined by the scope of the executive’s role at PMI, the executive’s performance and market pay practices. Base salary is intended to provide sufficient competitive pay to attract, develop and retain world-class leaders.

Incentive Compensation (IC) Awards

The incentive compensation (IC) award is a variable cash award that reflects the Company’s success in achieving annual performance goals pre-established by the Committee, the Company’s progress towards achieving its strategic initiatives, the Company’s performance relative to its international competitors and the executive’s contribution to the Company’s performance for a given fiscal year. As further discussed below, the IC award depends on three variables:

•	the executive’s individual target percentage of base salary (see table on page 38 for IC award target percentages by salary band);

•	the IC business rating; and

•	the executive’s individual annual performance rating.

IC Award	=	Base Salary	X	Individual Target Percentage	X	IC Business Rating (0% - 150%)	X	Individual Performance Rating (0% - 150%)

Executive Compensation (Continued)

Equity Awards

The equity award is a long-term variable stock award that recognizes and rewards an executive’s contribution to increasing stockholder value, as measured by PMI’s total stockholder return over a rolling three-year period versus our Compensation Survey Group, our tobacco peer group and the S&P 500. The equity award contributes to all five of our program design objectives described above while minimizing share dilution and protecting against excessive risk taking by employees. As further discussed below, the equity award depends on three variables:

•	the executive’s individual target percentage of base salary (see table on page 39 for equity award target percentages by salary band);

•	the stock business rating; and

•	the executive’s individual annual performance rating.

Equity Award	=	Base Salary	X	Individual Target Percentage	X	Stock Business Rating (0% - 150%)	X	Individual Performance Rating (0% - 130%)

Methodology for Determining Incentive Compensation Award and Equity Award Ratings

As approximately 87% of direct compensation earned by our named executive officers in 2011 was variable and directly linked to the Company’s and the individual’s performance, we begin this discussion with a brief overview of PMI’s performance in 2011, focusing on those factors, including performance targets and relative total stockholder return, considered by the Compensation and Leadership Development Committee in rating the Company’s performance for the purpose of determining the Company’s incentive compensation and stock business ratings.

At the beginning of each year, the Compensation and Leadership Development Committee sets target ranges with respect to key performance metrics. Each of the financial target ranges set by the Committee is based on the Company’s original operating budget approved by the Board for that year. The budget, and accordingly the targets, reflect appropriately ambitious but realistic performance goals. In February, the Committee evaluates the Company’s actual results against these targets and assigns the Company an incentive compensation (IC) business rating ranging from 0 to 150, with a rating of 100 correlating to attaining targeted levels of performance. Its evaluation is not only quantitative but also qualitative. Numerical weights are not assigned to any specific performance measure. Nor is a rating assigned based solely on the key performance metrics. Rather, the Committee also assesses the Company’s progress on key strategic initiatives and its performance relative to its international competitors. It then determines the Company’s IC business rating based on its assessment of the Company’s overall performance for that year.

Next, the Committee determines the Company’s stock business rating, which can range from 0 to 150, based on the Company’s total stockholder return over a rolling three-year period relative to the returns of the Company’s Compensation Survey Group, its tobacco peer group and the S&P 500.

Individuals are rated on a three-point scale (Improvable, Optimal and Exceptional). To assure a disciplined, fair and equitable assessment of individual performance, the Committee has set general guidelines under which approximately 10% to 20% of the eligible population receives a rating of “Improvable,” 55% to 75% receives a rating of “Optimal,” and 15% to 25% receives a rating of “Exceptional.” Individual ratings are based primarily on a qualitative assessment of performance, and can range from 0 to 150 for incentive compensation (IC) awards and from 0 to 130 for equity awards.

Executive Compensation (Continued)

Analysis of 2011 Incentive Compensation (IC) Business Rating

The Compensation and Leadership Development Committee believes that quality of results is key and, accordingly, uses its business judgment to assess performance both on a quantitative and qualitative basis and to peg compensation to performance based on those assessments rather than on a fixed formula. With regard to its quantitative assessment, the following table shows the performance target ranges pre-established by the Committee for 2011 incentive compensation awards and the Company’s results. The percentages indicated for volume, net revenues, adjusted OCI and adjusted diluted EPS represent targeted and actual growth versus 2010 results.

Performance Measure (1)	Target Range	Actual

Cigarette Volume (2)	-3.0 to -2.0%	0.5%

Share of Top 30 OCI (3) Markets	Growing or Stable in 20 Markets	Growing or Stable in 20 Markets

Net Revenues (4)	3.5 to 4.5%	9.2%

Adjusted OCI (5)	6.5 to 8.5%	14.0%

Adjusted Diluted EPS (6)	9.5 to 11.5%	21.2%

Discretionary Cash Flow (7)	$8.9 to $9.3 billion	$9.6 billion

(1)	For a reconciliation of non-GAAP to GAAP financial measures see Exhibit B to this proxy statement.

(2)	Excluding acquisitions.

(3)	Operating Companies Income (Operating Income before general corporate expenses and the amortization of intangibles).

(4)	Excluding excise taxes, currency and acquisitions.

(5)	Excluding currency and acquisitions.

(6)	Excluding currency.

(7)	Net cash provided by operating activities less capital expenditures.

We substantially exceeded five of our performance target ranges for 2011 and we met the sixth. Our results were lifted by the March 2011 tragedy in Japan and its ensuing disruption of our principal local competitor’s supply chain, as our organization’s collective efforts enabled us to seize the resulting opportunity and helped to produce these superb results. Even absent the developments in Japan, our results would have met or surpassed each of our key performance target ranges in what can only be described as a banner year.

The ultimate success of any organization rests on its ability to execute when opportunities arise. On this score, PMI’s actions to fill Japanese requirements were exemplary. The daunting logistics and supply chain initiatives required the accelerated supply of all required raw materials, the activation of eleven factories, six of which had never manufactured product for Japan, the air freight of 16 billion units involving 222 cargo charter flights and 848 commercial cargo flights, the use of three airports in Japan and the lease of six temporary bonded warehouses. This execution led to an overall product availability and service ratio of 99%, which speaks to the magnitude and success of the efforts extended company-wide.

Cigarette volume (excluding acquisitions) rose by 0.5% in 2011, substantially exceeding our target range of -3.0% to -2.0%. Growth in Algeria, Argentina, Indonesia, Japan, Korea and Turkey more than

Executive Compensation (Continued)

offset the detrimental impact of the imposition of severe austerity measures, resulting consumer hardships and high unemployment levels in several southern countries of the European Union, particularly Greece, Portugal and Spain, as well as the disruptions caused by the Arab Spring that led to an erosion in volume in Egypt, Libya, Syria, Tunisia and in our duty free business. Notably, each of our top ten brands recorded volume growth in 2011.

Our market share performance was solid, as our total share of the international market, excluding the People’s Republic of China and the U.S., grew by 0.3 percentage points to 28.1%. Aggregate share in our top thirty income markets grew by 1.2 percentage points to 36.3%, and we met our target of growing or stable market share in 20 of our top 30 markets.

Net revenues, excluding excise taxes, reached a record level of $31.1 billion, 14.3% ahead of last year. On an organic apples-to-apples basis excluding the impact of currency and acquisitions, net revenues, excluding excise taxes, exceeded 2010 levels by 9.2%, more than twice the midpoint of the performance target range of 3.5% to 4.5% growth, reflecting the factors discussed above.

Constant currency adjusted OCI, excluding acquisitions, surged 14.0% ahead of 2010, nearly twice the midpoint of the performance target range of 6.5% to 8.5% growth, due to both improved pricing and volume/mix.

Discretionary cash flow of $9.6 billion in 2011 was well ahead of that of each of our international competitors and each company in our Compensation Survey Group, exceeded our target range of $8.9 to $9.3 billion and was 10.4% ahead of 2010’s then record levels, reflecting the strict management of our working capital by further optimizing our supply chain and inventory management initiatives.

Adjusted diluted EPS, excluding currency, was up 21.2% versus 2010, more than twice the midpoint of the performance target range of 9.5% to 11.5% growth.

In addition to these six quantitative performance measures, the Committee also evaluated our performance qualitatively on the following key strategic initiatives:

•	sustained progress towards improving tax structures, which continued to gain momentum across the world;

•	our continued efforts to pursue comprehensive, evidence-based regulation governing the manufacture, marketing, sale, use and taxation of tobacco products;

•	our product innovation initiatives;

•	significant progress achieved in R&D;

•	exceeding our 2011 gross productivity and cost savings target of $250 million, while optimizing our manufacturing footprint and improving key operations performance indicators;

•	our efforts and results in improving our environmental, health and safety record;

•	our progress in addressing child and migrant labor issues associated with tobacco farming;

•	our continued progress in nurturing and developing our talent pool and future leadership; and

•	our robust control, compliance and integrity programs.

2011 Incentive Compensation (IC) Business Rating. After considering our performance, both qualitatively and quantitatively, against the performance targets and taking into account our progress on key strategic initiatives, the Committee assigned PMI an IC business rating of 140 for 2011 versus our 2010 rating of 100 and our 2009 rating of 120. This rating was used to determine the size of the incentive compensation award pool for 2011.

Executive Compensation (Continued)

Analysis of 2011 Stock Business Rating

For purposes of determining the Company performance rating for equity awards, the Committee considered total stockholder return (TSR) relative to the returns of our Compensation Survey Group, our tobacco peer group and the S&P 500.

During 2011, we continued to deploy our discretionary cash flow to reward stockholders, underscoring our commitment to enhance long-term stockholder value. In 2011, we increased our dividend by $0.52 per share, or 20.3%, to an annualized level of $3.08 per share, and repurchased approximately $5.4 billion of our shares. Our 2011 TSR was up by a strong 39.8%, well ahead of our Compensation Survey Group (14.0%) and the S&P 500 (2.1%), ahead of our tobacco peer group (30.2%), and outperforming all 30 companies in the Dow Jones Industrial Average.

While the Committee assesses the Company’s annual performance each year to set annual incentive compensation awards, it takes a longer-term view and considers our TSR over a rolling three-year period to set equity awards. From January 1, 2009 through December 31, 2011, as shown in the table below, our TSR was 107.1%, substantially outperforming our Compensation Survey Group (49.3%) and the S&P 500 (48.6%) and ahead of our tobacco peer group (101.8%):

January 1, 2009 – December 31, 2011

Total Stockholder Return

Source:      FactSet.

Note:	Peer groups represent the market weighted average return of the group.

(1)	The Tobacco Peer Group consists of Altria, BAT, Imperial Tobacco, Japan Tobacco, Lorillard and Reynolds American.

(2)	The Compensation Survey Group consists of BAT, Bayer, Coca-Cola, Diageo, GlaxoSmithKline, Heineken, Imperial Tobacco, Johnson & Johnson, Kraft, McDonald’s, Nestlé, Novartis, Pepsi, Pfizer, Roche, Unilever and Vodafone.

2011 Stock Business Rating. After considering these factors, the Committee assigned PMI a stock business rating of 130 for 2011 versus our 2010 rating of 130 and our 2009 rating of 105. This rating was used to determine the size of the equity award pool for 2011.

Executive Compensation (Continued)

LAST YEAR’S SAY-ON-PAY VOTE ON 2010 EXECUTIVE COMPENSATION

In 2011, 81.1% of the votes cast at our annual meeting of stockholders approved, on an advisory basis, the 2010 compensation of our named executive officers. Since the annual meeting, representatives of the Company have met with a majority of our institutional stockholders, including each of our major stockholders who voiced opposition to our say-on-pay proposal. The vast majority of the stockholders we met supported our proposal, but the few who did not essentially expressed one of two concerns. The first concern was that the Compensation and Leadership Development Committee assigned PMI an incentive compensation (IC) business rating of 100, the rating that signifies achieving planned levels of performance, in a year in which, quantitatively, we fell marginally short of four of the six performance targets. The second concern was that our Chairman and CEO received the maximum incentive compensation award that could be granted at a rating of 100 and that his three-year average compensation was deemed too high under the circumstances. The Committee gave full consideration to these reservations and wishes to respond.

As was the case in 2011, the performance measures in 2010 set targets for cigarette volume, market share, net revenues, adjusted operating companies income, adjusted diluted EPS and discretionary cash flow. In determining the Company’s 2010 incentive compensation (IC) business rating, the Committee took note that, quantitatively, the Company fell marginally short of the first four of these targets, met the high end of the targeted range for EPS and exceeded the targeted range for discretionary cash flow.

With respect to volume in 2010, the Committee’s qualitative assessment took into account the impact of unprecedented excise tax increases that affected a number of key markets and the adverse impact of trade inventory adjustments. It also credited the Company with outperforming its international competitors in terms of organic volume growth in a challenging economic environment.

With respect to market share in 2010, the Company grew or maintained its share in 16 of its top 30 markets, versus the target of 20. The Committee recognized that, although we fell short of our target due to consumer downtrading that reflected poor economies and excise tax increases, we grew our aggregate share in both OECD and non-OECD markets, grew our share in all key international growth segments and outperformed our international competitors in terms of total market share growth.

The Committee also took note of the fact that the Company met the high end of the targeted range for adjusted diluted EPS and exceeded the targeted range for discretionary cash flow in 2010, together the bottom line and arguably most critical quantitative measures of performance.

Finally, the Committee considered our progress on seven key strategic initiatives. As a result of its assessment of our overall performance, measured both quantitatively and qualitatively, the Committee set the 2010 incentive compensation (IC) business rating at 100, which it concluded, on balance, was fair and equitable for stockholders and eligible employees alike, especially in light of the exceptionally challenging circumstances that the Company faced. This rating was significantly lower than the ratings of 140 awarded in 2008 and 120 awarded in 2009.

With regard to our Chairman and CEO’s compensation, the Committee notes the following facts in addition to those discussed above. The value of his equity award declined from the $14,950,000 paid with respect to the 2008 performance to $9,119,509 paid with respect to the 2010 performance, despite the fact that the Company’s stock business rating rose from 100 for 2008 to 130 for 2010. In

Executive Compensation (Continued)

order to maintain the Chairman and CEO’s equity award at the 75th percentile of our Compensation Survey Group, the Committee set the 2010 equity award at a significantly lower level than would have resulted from a purely quantitative analysis.

Moreover, as reported in the summary compensation table in last year’s proxy statement, the aggregate direct compensation of our Chairman and CEO declined significantly from $36.4 million in 2008 to $24.0 million in 2009 and to $20.1 million in 2010. The 2008 amount was driven in large part by a special stock award of $15.4 million granted by the Altria compensation committee when he was CEO of Altria in recognition of the tremendous stockholder value created in restructuring that company by spinning off Kraft and then PMI.

In a year in which, both on an annual and three-year rolling basis, the Company’s TSR exceeded the returns of its Compensation Survey Group, its tobacco peer group and the S&P 500 by wide margins, the Committee believes that it reached the proper decisions last year based on its qualitative assessment of the Company’s overall performance. It believes that quality of results is key and, accordingly, compensation decisions should be based on business judgment and not driven entirely by a fixed formula. The Committee is grateful for the input of our stockholders, which it takes seriously, and looks forward to continued dialogue between the Company and its stockholders.

COMPENSATION SURVEY GROUP

To ensure that PMI’s compensation and benefit programs are properly benchmarked, each year the Compensation and Leadership Development Committee compares the Company’s compensation and benefit practices and levels of pay to a Compensation Survey Group consisting of companies with global sales that compete with us for talent and:

•	are direct competitors; or

•	have similar market capitalization; or

•	are primarily focused on consumer products (excluding high technology and financial services); and

•	are companies for which comparative executive compensation data is readily available.

Using these characteristics as our guide, the following 17 companies have been selected as our Compensation Survey Group:

Bayer AG, British American Tobacco p.l.c., The Coca-Cola Company, Diageo plc, GlaxoSmithKline, Heineken N.V., Imperial Tobacco Group PLC, Johnson & Johnson, Kraft Foods Inc., McDonald’s Corp., Nestlé S.A., Novartis AG, PepsiCo, Inc., Pfizer Inc., Roche Holding AG, Unilever NV and PLC and Vodafone Group Plc.

This survey group consists of companies that are multinationals based in the U.S. and in several European countries, reflecting the fact that, while we are headquartered in the U.S., the core of our businesses, employees and competitors is global in nature. We believe that the resulting data we use to benchmark our programs appropriately reflect the geographic locations in which we operate and we supplement this data with local market data in each area where we have significant operations.

MIX OF DIRECT COMPENSATION

We have compared the mix of direct compensation for our named executive officers to the equivalent compensation for those executives with similar roles in our Compensation Survey Group using available market surveys that were provided to us by Towers Watson.

Executive Compensation (Continued)

All of our named executive officers are in salary bands A, B or C, with band A being the highest level. Our Chairman and CEO is the only employee in salary band A. As shown in the table below for salary bands A through C, our allocation of total direct compensation between fixed (base salary) and at risk (annual incentive compensation awards and long-term equity awards) is comparable to that of our Compensation Survey Group companies and consistent with our objectives of putting proportionately greater compensation at risk for each increase in salary band, while minimizing equity dilution.

Design Mix of Direct Compensation at Target Versus Our Compensation Survey Group

	Base Salary	Annual Incentive Compensation Awards	Equity Awards
Salary Band A
PMI	10%	30%	60%
Compensation Survey Group 75th Percentile	13%	20%	67%

Salary Band B
PMI	18%	33%	49%
Compensation Survey Group 75th Percentile	19%	21%	60%

Salary Band C
PMI	25%	30%	45%
Compensation Survey Group 75th Percentile	29%	24%	47%

ELEMENTS OF COMPENSATION AND BENEFITS

Our compensation and benefits programs are largely driven by local practices, including tax and social benefit legislation, and are influenced by cultural and economic factors. In addition to our Compensation Survey Group, we use locally available market surveys in each country to supplement our assessment of compensation levels for executives in that country.

The primary components of compensation and benefits provided to our named executive officers consist of base salary, annual incentive compensation awards, equity awards, retirement benefits and limited perquisites. A more detailed description of each of these components for 2011 follows.

Base Salary

When setting base salaries, we consider several factors, including each executive’s individual performance rating, level of responsibility, prior experience, and local market competitive practices. In addition, as appropriate, our Compensation and Leadership Development Committee compares the base salaries of our executive officers to the base salaries paid to executive officers holding comparable positions at companies in our Compensation Survey Group. Numerical weights are not assigned to any factor.

For 2011, PMI’s base salary ranges for salary band A through salary band C executives who are based in the U.S. for purposes of pay were as follows:

	2011 U.S. Payroll-Based Annual Base Salary Ranges
Salary Band	Minimum	Midpoint	Maximum
A	$1,030,000	$1,700,000	$2,370,000
B	$514,700	$875,000	$1,235,300
C	$339,300	$565,000	$790,700

Executive Compensation (Continued)

PMI’s base salary ranges for salary band B through salary band C executives who are based outside of the U.S. for purposes of pay are determined based on local market competitive practices. All of our named executive officers who are based outside of the U.S. for purposes of pay are Swiss payroll-based. The 2011 salary bands and ranges for Switzerland (stated in Swiss francs) were as follows:

2011 Swiss Payroll-Based Annual Base Salary Ranges
Salary Band	Minimum	Midpoint (1)	Maximum
B	CHF 847,800	CHF 1,441,200	CHF 2,034,600
C	CHF 728,500	CHF 1,213,000	CHF 1,697,500

(1)	The midpoints of salary bands B and C are equivalent to $1,625,536 and $1,368,148, respectively, based on the average conversion rate of Swiss francs to U.S. dollars for 2011 of $1.00 = 0.8866 CHF. However, as noted above, these salary ranges are based on local market competitive practices and are not directly comparable to the U.S. dollar salary ranges used for those executives based in the U.S. for purposes of pay.

Incentive Compensation Awards

Our annual incentive compensation award program is a cash-based, pay-for-performance program for management employees worldwide, including our named executive officers. PMI believes that the use of cash (as opposed to equity) for annual incentives is consistent with competitive practice among companies within our Compensation Survey Group. For each year, each participant has an award target that is established early in the year, based on salary band and expressed as a percentage of base salary. The target award is paid when both the business and individual results are achieved at planned levels of performance. The actual awards paid vary based on an assessment of actual business and individual performance.

In December of each year, our Compensation and Leadership Development Committee assesses our performance and establishes an IC business rating that is used to determine the size of the annual incentive compensation award pool. The IC business rating can range from 0 to 150. Performance at planned levels results in a rating of 100, subject to the Committee’s discretion based on its assessment of our overall performance. The IC business rating for 2011 is discussed above under “Executive Summary — Analysis of 2011 Incentive Compensation (IC) Business Rating.”

Our Chairman and CEO rated the performance of each of our named executive officers on a three-point scale (Improvable, Optimal and Exceptional), and the Committee reviewed and accepted these recommendations. The Committee also rated the performance of our Chairman and CEO. These qualitative assessments are summarized below under the caption “2011 Performance and Executive Compensation Decisions.”

Executive Compensation (Continued)

Annual individual incentive compensation award ranges for salary bands A through C as a percentage of base salary and assuming IC business ratings of 100 (target) and 140 (actual), respectively, as in effect for 2011 were as follows:

2011 Annual Incentive Compensation Award Ranges (1)

		IC Business Rating of 100			IC Business Rating of 140
		Award Ranges Associated with Individual Ratings			Award Ranges Associated with Individual Ratings
Salary Band	Target (2)	Improvable	Optimal	Exceptional	Improvable	Optimal	Exceptional
A	300%	0% – 210%	210% – 360%	360% – 450%	0% – 294%	294% – 504%	504% – 630%
B	180%	0% – 126%	126% – 216%	216% – 270%	0% – 176%	176% – 302%	302% – 378%
C	120%	0% – 84%	84% – 144%	144% – 180%	0% – 118%	118% – 202%	202% – 252%

(1)	Individual awards are within the discretion of our Compensation and Leadership Development Committee and there is no guarantee that any amount will be paid.
(2)	Individual target percentages are used to establish award ranges based on individual performance and business ratings.

Equity Awards

Equity awards are granted to management employees under the Philip Morris International Inc. 2008 Performance Incentive Plan and are intended to build stock ownership and enhance the retention and commitment of participants to increasing long-term stockholder value. Equity awards are made in shares of restricted or deferred stock, rather than stock options, because those forms of equity:

•	establish a relationship between PMI’s cost and the value ultimately delivered to PMI’s executives that is more direct and more visible than is the case with stock options; and

•

require the use of substantially fewer shares than stock options to deliver equivalent value, resulting in an annual Company run rate (number of stock options, restricted and deferred shares granted in the calendar year as a percentage of all shares outstanding) in 2011 of 0.22% and a total 2011 year-end overhang (number of unexercised stock options and unvested deferred stock as a percentage of all shares outstanding) of 0.55%. The Company run rate and overhang each compares favorably to those of the Compensation Survey Group.

Equity award recommendations are approved annually at the Compensation and Leadership Development Committee’s February meeting, and are granted on the date of approval. The number of shares awarded is based on the fair market value of PMI stock on the date of grant. The value of shares awarded is based on the relative performance of PMI’s rolling three-year total stockholder return and an evaluation of each participant’s performance.

Equity awards generally vest three or more years after the date of the award, subject to earlier vesting on death or disability or normal retirement, or separation from employment by mutual agreement after reaching age 58. The three-year vesting period provides PMI with a means of both retaining and motivating executives. Recipients receive cash dividends or dividend equivalents on unvested shares of restricted or deferred stock in order to further align the interests of participants with those of our stockholders.

The Committee may, in its discretion, accelerate the vesting of any equity award or otherwise amend or modify any award in any manner that either is not adverse to the recipient holding the award or is consented to by the recipient. The Committee may delegate its duties under the Philip Morris International Inc. 2008 Performance Incentive Plan to our CEO and other officers of the Company,

Executive Compensation (Continued)

subject to guidelines prescribed by the Committee, but only with respect to participants who are not subject to either Section 16 of the Exchange Act or Section 162(m) of the Code.

To further align employees’ interests with those of stockholders and tie equity grants to business performance, our Compensation and Leadership Development Committee assesses our performance and establishes a stock business rating that is used to determine the size of the equity award pool. The stock business rating can range from 0 to 150 and is driven by our rolling three-year total stockholder return relative to our Compensation Survey Group, our tobacco peer group and the S&P 500. The stock business rating for 2011 is discussed above under “Executive Summary — Analysis of 2011 Stock Business Rating.” Individuals are also rated on a three-point scale (Improvable, Optimal and Exceptional).

Annual individual equity award ranges for salary bands A through C, stated as a percentage of base salary and assuming stock business ratings of 100 (target) and 130 (actual), respectively, as in effect for 2011 were as follows:

2011 Annual Equity Award Ranges (1)

		Stock Business Rating of 100			Stock Business Rating of 130
		Award Ranges Associated with Individual Ratings			Award Ranges Associated with Individual Ratings
Salary Band	Target (2)	Improvable	Optimal	Exceptional	Improvable	Optimal	Exceptional
A	600%	0% – 450%	450% – 660%	660% – 780%	0% – 585%	585% – 858%	858% – 1,014%
B	270%	0% – 203%	203% – 297%	297% – 351%	0% – 263%	263% – 386%	386% – 456%
C	180%	0% – 135%	135% – 198%	198% – 234%	0% – 176%	176% – 257%	257% – 304%

(1)	Individual awards are within the discretion of our Compensation and Leadership Development Committee and there is no guarantee that any amount will be granted.
(2)	Individual target percentages are used to establish award ranges based on individual performance and business ratings.

Retirement Benefits

Almost all of our U.S. payroll-based employees, including our Chairman and CEO, Mr. Camilleri, are covered by funded tax-qualified pension and profit-sharing plans. We also maintain unfunded supplemental retirement plans and arrangements that compensate employees for the difference between the full pensions or full profit-sharing contributions they would receive under our tax-qualified plans, if those plans were not subject to tax law limitations, and the benefits that in fact can be provided after taking those limits into account. In limited instances, the supplemental plans provide additional benefits. Subject to the adjustments and limitations discussed under “Pension Plans Maintained by PMI” following the Pension Benefits table below, our pension arrangements are generally intended to provide our U.S. payroll-based salaried employees with annual retirement pensions, or their equivalent, in an amount equal to approximately 1.75% of the employee’s five-year average compensation (the sum of annual salary and annual incentive compensation in the 60 consecutive months during the employee’s last 120 months of service that, when divided by five, produces the highest average) times years of credited service (up to a maximum of 35). For an employee who completes 30 years of service, this generally translates into providing payments equivalent to a pension of approximately 52.5% of this five-year average compensation. For an employee with the maximum credited service of 35 years, this “replacement ratio” is approximately 61.25%.

Generally, a U.S. payroll-based employee who terminates employment before age 55 can commence receiving his or her vested pension benefits as early as attaining age 55. For such an employee, the monthly pension benefits are reduced by factors designed to keep such benefits actuarially equivalent in

Executive Compensation (Continued)

value to those that the employee could have received by waiting until the normal retirement age of 65 to commence receiving benefits. However, for employees who continue to work until age 55, the annual reduction factors for early commencement improve significantly – for example, typically going from a pension (commencing at age 55) of 40% of the age 65 normal retirement pension for an employee who terminates employment just before age 55 to 70% of the normal retirement pension if the employee instead works until age 55 and then retires immediately. For employees who retire at or above age 55 with 30 years of service or at or above age 60 with five years of service, there is no reduction for early commencement.

Employees based outside of the U.S., including our other named executive officers, participate in various retirement plans that are substantially similar to the ones described above. Employees located in Switzerland for purposes of pay, for example, are generally covered by the Pension Fund of Philip Morris in Switzerland, or the Swiss Pension Fund, a broad-based, contributory, funded pension plan established in accordance with the Swiss Federal Law that provides retirement, death and disability benefits for employees and their beneficiaries. Retirement benefits under this plan are determined under a formula similar to the formula in our tax-qualified U.S. pension plan. As is the case under our tax-qualified U.S. plans, benefits under the Swiss Pension Fund are subject to tax regulatory limits on the amount of compensation that can be taken into account in determining benefits. Our employees covered by the Swiss Pension Fund whose benefits are affected by these limits are also covered by a supplemental Swiss plan designed to provide benefits equivalent to the incremental benefits that would be provided if the Swiss Pension Fund were not subject to these limits. If an employee is also entitled to benefits under a pension plan maintained by PMI or one of its affiliates in another country, the employee’s pension benefits may be coordinated through offsets in order to assure that the employee receives full career benefits while avoiding duplication of benefits.

Perquisites

Perquisites received by our named executive officers are described in footnotes to the “All Other Compensation” heading of the Summary Compensation Table. In addition to these perquisites, our named executive officers received the same benefits that were provided to PMI employees generally. For reasons of security and personal safety, PMI requires Mr. Camilleri to use company aircraft for all travel and provides him with the service of a driver and home security.

Role of PMI’s Chief Executive Officer

Our Chief Executive Officer makes recommendations to the Compensation and Leadership Development Committee with respect to the compensation of other senior executive officers. The Committee reviews and discusses the compensation of these officers with the CEO, and the Committee makes the final compensation decisions with respect to these senior executive officers. Our CEO does not make recommendations or otherwise have any role in setting any aspect of his own compensation and does not attend any Committee meetings when any element of his compensation is discussed.

Factors Mitigating Against Possible Adverse Consequences of Our Compensation Programs

Several elements of our compensation programs protect against the possibility that compensation incentives might cause employees to take risks that could materially adversely affect the Company. First, we do not have different incentive compensation award programs for particular business units or functions. Our annual incentive compensation and equity award programs apply to management employees worldwide, and the award pools for each of those programs are based on company-wide

Executive Compensation (Continued)

performance measures that cannot be unduly influenced by a particular business unit or group. Second, all employees are rated on the same three-point scale within general guidelines set by the Committee whereby approximately 10% to 20% of the eligible population receives a rating of “Improvable,” 55% to 75% receives a rating of “Optimal” and 15% to 25% receives a rating of “Exceptional.” These ratings are spread throughout the organization so that no particular group of employees will all receive the same rating. Third, both the company-wide and the individual performance measures are subject to maximum levels that limit the amount of awards.

Furthermore, the long-term component of our compensation programs consists of equity awards that are effectively measured or at risk over a six-year period. At the time of grant, the awards are based on a three-year rolling average of total stockholder return compared to the returns of our Compensation Survey Group, our tobacco peer group and the S&P 500, and the awards generally vest only after an additional three years from the date of grant. In addition, our executives are subject to stock ownership guidelines and comprehensive anti-hedging and “clawback” policies described in the following two sections.

Stock Ownership Requirements and Hedging

The Compensation and Leadership Development Committee requires certain levels of PMI stock ownership for our executives, including our named executive officers. These requirements are 15 times base salary for the CEO, 9 times base salary for salary band B executives and 6 times base salary for salary band C executives. Executives are required to meet their ownership levels within five years of joining PMI or within three years after a promotion. The Committee reviews each executive officer’s compliance with the requirements on an annual basis. As of December 31, 2011, all of our named executive officers met or exceeded the applicable requirements. Our executive officers are not permitted to engage in any hedging activities with respect to PMI stock.

Policy Regarding the Adjustment or Recovery of Compensation

Under our Board approved policy, if the Board or an appropriate Committee of the Board determines that, as a result of fraud, misconduct, a restatement of our financial statements, or a significant write-off not in the ordinary course affecting our financial statements, an executive has received more compensation than would have otherwise been paid, the Board or Committee shall take action as it deems necessary or appropriate to address the events that gave rise to the fraud, misconduct, write-off or restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation of restricted stock or deferred stock awards, adjusting the future compensation of such executive, and dismissing or taking legal action against the executive, in each case as the Board or Committee determines to be in the best interests of the Company.

Policy with Respect to Qualifying Compensation for Deductibility

Our ability to deduct compensation paid to individual officers who are covered by Section 162(m) of the U.S. Internal Revenue Code is generally limited to $1.0 million annually. However, this limitation does not apply to performance-based compensation, provided certain conditions are satisfied. The annual incentive compensation awards for 2011 and the deferred stock that was awarded for 2011 to our covered named executive officers in February 2012 was subject to, and made in accordance with, performance-based compensation arrangements.

Executive Compensation (Continued)

Incentive Compensation Awards. For those executives whose compensation is subject to the deductibility limitations of Section 162(m), annual incentive compensation awards for 2011 were contingent on a compensation formula based on adjusted net earnings that was established by the Compensation and Leadership Development Committee at the beginning of the year. Under the formula used to establish the award pool, the maximum amount that could be paid to officers covered by the compensation formula as a group was 0.6% of adjusted net earnings.(1) The maximum award for Mr. Camilleri was one-third of this pool, and the maximum amount that could be paid to each of the remaining officers covered by the compensation formula was equal to one-sixth of the pool. In addition, individual award amounts are limited to the maximum of $12.0 million as provided in the Philip Morris International Inc. 2008 Performance Incentive Plan.

Equity Awards.  Equity award grants that were subject to Section 162(m) and made in early 2009 were contingent on formulas based on adjusted net earnings that were established by our prior parent company’s Compensation Committee at the beginning of 2008. Similarly, the equity award grants made in early 2010, 2011 and 2012 were subject to a formula established in early 2009, 2010 and 2011, respectively, by the Compensation and Leadership Development Committee. For 2009, 2010 and 2011, the maximum grant value was based on a performance pool equal to 0.75% of adjusted net earnings. At the conclusion of each performance year, the performance pool is calculated and divided among the officers covered by the Section 162(m) formula for that year. For each of these three years, the maximum award for Mr. Camilleri was one-third of this pool, and the maximum amount that could be awarded to each of the remaining officers covered by the compensation formula was equal to one-sixth of the pool. Each potential award was capped at the lesser of the results of this calculation or the maximum share award (1.0 million shares) under the Philip Morris International Inc. 2008 Performance Incentive Plan.

In the case of both annual incentive compensation and equity awards, the limits described above establish the maximum awards that could be granted; the Committee retains complete discretion to determine to pay any lesser amounts. Actual awards to the officers covered by the compensation formula are based on the Committee’s assessment of individual and overall business performance, utilizing the negative discretion permitted by Section 162(m). The annual incentive compensation and equity awards for the periods covered in the Summary Compensation Table and related tables were well within these limits and the limits applicable to prior years.

We have taken appropriate actions, to the extent feasible, to preserve the deductibility of annual incentive compensation and equity awards. However, notwithstanding this general policy, the Compensation and Leadership Development Committee has authorized, and continues to retain the discretion to authorize, other payments that may not be deductible, if it believes that they are in the best interests of both the Company and its stockholders. Such determinations include, for example, payment of base salaries to some covered officers that exceed $1.0 million, with the result that a portion of such officers’ base salaries exceeds the deductibility limit. In addition, covered officers’ compensation may exceed the deductibility limit because of other elements of compensation, such as dividends or dividend equivalents paid on restricted or deferred stock and perquisites.

(1)	Adjusted net earnings is defined as net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Committee.

Executive Compensation (Continued)

2011 Performance and Executive Compensation Decisions

The assessment of our business and equity performance for 2011 was discussed above on pages 31 to 33. The individual performance of our named executive officers is discussed below. In each case, the incentive compensation and equity awards were within pre-established ranges.

Compensation of the Chairman and Chief Executive Officer

Louis C. Camilleri: Mr. Camilleri’s annual incentive compensation and equity awards for 2011 reflect his continued strong performance and exemplary leadership as Chairman and Chief Executive Officer. Under his leadership and with his detailed knowledge of the business and enormous strategic insight, and despite significant economic challenges in much of the developed world, the Company not only met, but in virtually all instances substantially exceeded, each of our performance target ranges for 2011. We restored organic volume growth, recorded solid market share performance, attained record net revenues excluding excise taxes, generated outstanding OCI growth and posted exceptional EPS and cash flow results, while generating superior stockholder returns, making substantial progress towards our strategic objectives and recording volume growth in each of our top ten brands. These results were reflected in our 2011 stock performance, which outperformed all 30 stocks in the Dow Jones Industrial Average in terms of both total stockholder return and share price appreciation.

Based on Mr. Camilleri’s leadership in guiding the Company to these outstanding results, the Committee assigned him an individual performance rating of Exceptional, a rating that correlates to an individual performance rating of 120% to 150% for incentive compensation and 110% to 130% for equity awards. These individual rating ranges, together with the Company’s incentive compensation business rating of 140 and stock business rating of 130, produced a range of potential incentive compensation from $8,820,000 to $11,025,000 and a range of potential equity awards from $15,015,000 to $17,745,000. While the Committee concluded that the Company’s performance, which it regarded as the best in our history, warranted awards at the high end of these two ranges, it determined, in light of societal concerns with absolute levels of executive compensation, to set the awards at the low end of the ranges, and thus set the incentive compensation award at $8,820,000 and the equity award at $15,015,000. The Committee further determined not to increase Mr. Camilleri’s 2012 base salary from its 2011 level.

Compensation of Other Named Executive Officers

David Bernick: On February 9, 2012, Mr. Bernick, our Senior Vice President and General Counsel, informed the Company of his intention to resign effective June 30, 2012. In connection with Mr. Bernick’s resignation, his employment agreement was terminated, and he and the Company entered into a Separation Agreement and Release with the following terms:

•	Mr. Bernick provided the Company a general release;

•	Mr. Bernick agreed to maintain the confidentiality of Company information;

•

Mr. Bernick agreed not to compete with the Company for twelve months in exchange for a payment at the end of that period in the amount of CHF 1,450,007 ($1,589,746 using the exchange rate on February 9, 2012 of $1.00 = 0.9121 CHF); and

•

Mr. Bernick received no equity award for his 2011 service, and he will not receive pro-rated incentive compensation or equity awards for 2012, but the 147,440 shares of deferred stock previously granted to him vested on February 29, 2012.

Executive Compensation (Continued)

Mr. Bernick’s incentive compensation award for 2011 reflects an individual performance rating at the high end of Optimal and the low end of Exceptional in recognition of his significant contributions to enhancing the effectiveness of the Law Department, including progress on litigation, intellectual property and compliance initiatives. The award also recognizes the invaluable guidance and work on finalizing an integrated plan on our next generation products with a specific focus on scientific risk assessment. We thank Mr. Bernick for his contributions to PMI and wish him much success in his future endeavors.

André Calantzopoulos: Mr. Calantzopoulos serves as our Chief Operating Officer. His 2011 incentive compensation and equity awards reflect his exceptional performance and major contributions to our superb results in 2011. His incentive award reflects the high end of an Exceptional individual performance rating and his equity award reflects the mid-point of an Exceptional rating. These awards were granted in recognition of Mr. Calantzopoulos’ critical role in guiding our numerous product and marketing initiatives, in securing widespread market share gains in our top 30 OCI markets and for his contributions to a number of key strategic actions that had a direct impact on both our 2011 results and our longer-term growth prospects.

Matteo L. Pellegrini: Mr. Pellegrini serves as President of the Asia Region. His 2011 incentive compensation and equity awards reflect his individual performance rating of Exceptional and the critical role he played in generating outstanding results in what has become our largest geographic region in terms of both volume and income. The awards recognize the critical role he played in securing market share gains in virtually every single market in Asia and our spectacular income growth in Indonesia, Japan, Korea and the Philippines.

Hermann G. Waldemer: Mr. Waldemer serves as our Chief Financial Officer. His 2011 incentive compensation and equity awards reflect an individual performance rating of Exceptional. His awards recognize his critical contributions to our financial results and our initiatives to drive stockholder value. The awards reflect, in particular, his role in securing attractive capital markets transactions, enhancing our internal controls and our focus on managing working capital, and in assuring timely, accurate and informative communications to the investment community.

Base Salary Increases for 2012

The Compensation and Leadership Development Committee approved the following base salary increases for the following named executive officers with effect from April 1, 2012:

•	Mr. Calantzopoulos: CHF 1,433,146 to CHF 1,476,150 (or $1,618,408)(1)

•	Mr. Pellegrini: CHF 910,092 to CHF 940,008 (or $1,030,598)(1)

•	Mr. Waldemer: CHF 1,116,752 to CHF 1,150,266 (or $1,261,118)(1)

The increases were part of a merit increase program that is available to all employees, subject to managerial discretion.

(1)	Base salaries earned in Swiss francs are converted to U.S. dollars using the exchange rate on February 9, 2012, the date of the Compensation and Leadership Development Committee’s meeting at which these base salaries were approved, of $1.00 = 0.9121 CHF.

Executive Compensation (Continued)

Summary Compensation Table

The following table sets forth information concerning the cash and non-cash compensation awarded by PMI to our named executive officers: the Chief Executive Officer, Chief Financial Officer and the three most highly compensated officers serving as executive officers on December 31, 2011. These amounts are based on the compensation earned by these officers while employed by PMI for each year. The compensation for Messrs. Bernick and Pellegrini for 2009 is not shown because they were not named executive officers for those years.

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value (3)	All Other Compen- sation (4)	Total Compen- sation
		$	$	$	$	$	$
Louis C. Camilleri, Chairman and Chief Executive Officer	2011 2010 2009	1,750,000 1,708,333 1,500,000	9,119,509 10,563,676 14,950,000	8,820,000 7,875,000 7,560,000	1,456,642 1,021,333 4,910,984	483,966 488,564 443,387	21,630,117 21,656,906 29,364,371

David Bernick, Senior Vice President and General Counsel	2011 2010	1,635,648 1,159,301	4,358,406 3,630,422	4,370,536 2,454,021	609,560 279,003	109,322 141,814	11,083,472 7,664,561

André Calantzopoulos, Chief Operating Officer	2011 2010 2009	1,620,019 1,368,571 1,264,582	5,396,036 4,221,861 4,654,657	5,582,347 3,314,799 3,770,130	2,580,045 2,420,809 2,020,784	30,503 21,331 35,401	15,208,950 11,347,371 11,745,554

Matteo L. Pellegrini, President, Asia Region	2011 2010	1,031,253 869,534	2,541,513 1,723,413	2,281,846 1,459,688	1,522,063 1,272,231	458,311 442,581	7,834,986 5,767,447

Hermann G. Waldemer, Chief Financial Officer	2011 2010 2009	1,263,157 1,064,799 983,168	4,358,406 3,189,904 2,507,916	4,199,979 2,566,296 2,755,095	1,878,384 1,898,092 1,370,851	43,205 35,064 33,035	11,743,131 8,754,155 7,650,065

(1)	The 2011 base salaries earned in Swiss francs for Messrs. Bernick, Calantzopoulos, Pellegrini and Waldemer are converted to U.S. dollars using the average conversion rate for 2011 of $1.00 = 0.8866 CHF. Annual incentive compensation awards are converted to U.S. dollars using the exchange rate on December 31, 2011 of $1.00 = 0.9381 CHF. Year-to-year variations in the salaries and other amounts reported for our Swiss payroll-based officers (Messrs. Bernick, Calantzopoulos, Pellegrini and Waldemer) result in part from year-to-year variations in exchange rates. The average conversion rate for 2011 is 15% lower in U.S. dollars than in 2010, and the applicable conversion rates result in higher salaries and total compensation reported for our Swiss payroll-based officers.

(2)	The amounts shown in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The number of shares awarded in 2011, together with the grant date values of each award, is disclosed in the Grants of Plan-Based Awards During 2011 table on page 48.

(3)	The amounts shown reflect the change in the present value of benefits under the pension plans listed in the Pension Benefits table.

(4)	Details of All Other Compensation for each of the named executive officers appear on the following page.

Executive Compensation (Continued)

All Other Compensation

	Year	Camilleri	Bernick	Calantzopoulos	Pellegrini	Waldemer
Allocation to Defined Contribution Plans (a)	2011	$262,500	—	—	—	—
	2010	$256,731	—	—	—	—
	2009	$233,654	—	—	—	—

International Assignments (b)	2011	—	$44,138	—	$431,937	—
	2010	—	$118,062	—	$417,769	—
	2009	—	—	—	—	—
Personal Use of Company Aircraft (c)	2011	$189,838	—	—	—	—
	2010	$198,013	—	—	—	—
	2009	$181,568	—	—	—	—

Car Expenses (d)	2011	$24,329	$31,328	$30,503	$26,374	$33,431
	2010	$26,747	$23,752	$21,331	$24,812	$27,962
	2009	$21,371	—	$27,901	—	$24,729

Tax Preparation Services (e)	2011	—	$33,856	—	—	$9,774
	2010	—	—	—	—	$7,102
	2009	—	—	—	—	$5,275

Financial Counseling Services (f)	2011	—	—	—	—	—
	2010	—	—	—	—	—
	2009	—	—	$7,500	—	$3,031

Security (g)	2011	$7,299	—	—	—	—
	2010	$7,073	—	—	—	—
	2009	$6,794	—	—	—	—

TOTALS	2011	$483,966	$109,322	$30,503	$458,311	$43,205
	2010	$488,564	$141,814	$21,331	$442,581	$35,064
	2009	$443,387	—	$35,401	—	$33,035

(a)	The amounts shown for all years include contributions to tax-qualified defined contribution plans and contribution credits to the defined contribution component of the unfunded non-qualified Supplemental Equalization Plan or SEP.

(b)	The amounts shown include payments or reimbursements made pursuant to PMI’s International Assignment Policy, which is designed to facilitate the relocation of employees to positions in other countries by covering expenses over and above those that the employees would have incurred had they remained in their home countries. International assignments and relocations provide a key means for the Company to meet its global employee development and resource needs, and the International Assignment Policy ensures that employees have the necessary financial support to help meet cost differences associated with these assignments. The International Assignment Policy covers housing, home leave, relocation and education expenses, as well as other program allowances. Currently there are approximately 875 participants in the program.

Executive Compensation (Continued)

The following are the specific amounts paid by the Company under the International Assignment Policy:

Name	Year	Housing		Home Leave		Relocation		Education		Other Program Allowances		Total
Mr. Bernick	2011 2010		— —	$ $	44,138 27,418	$	— 86,423		— —	$	— 4,221	$ $	44,138 118,062
Mr. Pellegrini	2011 2010	$ $	332,177 310,001	$ $	38,953 51,243		— —	$ $	52,040 51,256	$ $	8,767 5,269	$ $	431,937 417,769

Amounts that were paid or incurred in currency other than U.S. dollars are converted to U.S. dollars using the average conversion rates for 2011 of $1.00 = 0.8866 CHF and $1.00 = 7.7844 HKD.

(c)	For reasons of security and personal safety, PMI requires Mr. Camilleri to use Company aircraft for all travel. The amounts shown are the incremental cost of personal use of Company aircraft to PMI and include the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g. aircraft purchase costs, depreciation, maintenance not related to personal trips, and flight crew salaries) are not included. Mr. Camilleri has agreed to reimburse the Company for his personal usage of Company aircraft to the extent that the aggregate incremental cost of such usage exceeds $200,000 per fiscal year. Mr. Camilleri is responsible for his own taxes on the imputed taxable income resulting from personal use of Company aircraft.

(d)	Amounts shown for Mr. Camilleri include the incremental cost of personal use of driver services that PMI provided for reasons of security and personal safety. With respect to Mr. Bernick, Mr. Calantzopoulos, Mr. Pellegrini and Mr. Waldemer, amounts include the cost, amortized over a 5-year period, of a vehicle, including insurance, maintenance, repairs and taxes. Executives are responsible for their own taxes on the imputed taxable income resulting from car expenses.

(e)	The tax preparation services are pursuant to PMI policies that apply to all our Swiss payroll-based management employees.

(f)	Reimbursements for financial counseling services were discontinued after December 31, 2009.

(g)	These amounts include the costs associated with Company-provided home security systems.

Executive Compensation (Continued)

Grants of Plan-Based Awards During 2011

Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Annual Incentive Plan (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Louis C. Camilleri,	2011	0	5,250,000	11,812,500
Chairman and Chief Executive Officer	2/10/2011				153,540	9,119,509

David Bernick,	2011	0	2,782,233	6,260,024
Senior Vice President and General Counsel	2/10/2011				73,380	4,358,406

André Calantzopoulos,	2011	0	2,749,880	6,187,231
Chief Operating Officer	2/10/2011				90,850	5,396,036

Matteo L. Pellegrini,	2011	0	1,164,173	2,619,389
President, Asia Region	2/10/2011				42,790	2,541,513

Hermann G. Waldemer,	2011	0	2,142,792	4,821,283
Chief Financial Officer	2/10/2011				73,380	4,358,406

(1)	The estimated possible payouts for Messrs. Bernick, Calantzopoulos, Pellegrini and Waldemer are converted to U.S. dollars using the exchange rate on December 31, 2011 of $1.00 = 0.9381 CHF. The numbers in these columns represent the range of potential cash awards as of the time of the grant. Actual awards paid under these plans for 2011 are found in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	On February 10, 2011, each of our named executive officers received equity awards in the form of restricted or deferred shares of PMI stock. The number of shares awarded was based on the grant date fair market value, determined by using the average of the high and the low trading prices of PMI stock on that date of $59.395. The closing price of PMI common stock on that date was $59.17. Generally, these equity awards are scheduled to vest on February 19, 2014. Dividend equivalents are payable on a quarterly basis throughout the restriction period.

On February 9, 2012, the following named executive officers received equity awards, which vest on February 18, 2015, with a fair value on the grant date as follows: Mr. Camilleri, 189,080 shares, $15,015,789; Mr. Calantzopoulos, 86,810 shares, $6,894,017; Mr. Pellegrini, 35,290 shares, $2,802,556; and Mr. Waldemer, 64,940 shares, $5,157,211.

Executive Compensation (Continued)

Outstanding Equity Awards as of December 31, 2011

Name and Principal Position	Stock Awards
	Stock Award Grant Date	Number of Shares or Units of Stock that Have not Vested (#) (1)(2)		Market Value of Shares or Units of Stock that Have not Vested ($) (3)
Louis C. Camilleri, Chairman and Chief Executive Officer	2/10/2011 2/11/2010 2/4/2009 1/30/2008	153,540 222,440 404,820 287,052	(4)	12,049,819 17,457,091 31,770,274 22,527,841

David Bernick, Senior Vice President and General Counsel	2/10/2011 3/1/2010	73,380 74,060	(5) (5)	5,758,862 5,812,229

André Calantzopoulos, Chief Operating Officer	2/10/2011 2/11/2010 2/4/2009 2/4/2009	90,850 88,900 101,040 25,000	(6)	7,129,908 6,976,872 7,929,619 1,962,000

Matteo L. Pellegrini, President, Asia Region	2/10/2011 2/11/2010 2/4/2009 1/30/2008	42,790 36,290 37,720 9,357	(7)	3,358,159 2,848,039 2,960,266 734,337

Hermann G. Waldemer, Chief Financial Officer	2/10/2011 2/11/2010 2/4/2009	73,380 67,170 67,910		5,758,862 5,271,502 5,329,577

(1)	Except as stated in footnotes (4) to (7) below, these awards vest according to the following schedule:

Grant Date	Vesting Schedule
2/10/2011	100% of award vests on 2/19/2014.
2/11/2010	100% of award vests on 2/14/2013.
2/4/2009	100% of award vests on 2/9/2012.

(2)	Dividends and dividend equivalents paid in 2011 on outstanding restricted and deferred stock awards for each of our named executive officers were as follows: Mr. Camilleri, $3,005,935; Mr. Bernick, $352,273; Mr. Calantzopoulos, $800,096; Mr. Pellegrini, $323,635; and Mr. Waldemer, $533,246.

(3)	Based on the closing market price of PMI common stock on December 30, 2011 of $78.48.

(4)	Special grant that subsequently vested on January 30, 2012.

(5)	Grants that subsequently vested on February 29, 2012 as part of a separation agreement.

(6)	Special grant that will vest on February 13, 2014.

(7)	Special grant that will vest on January 30, 2013.

On February 29, 2012, pursuant to the Separation Agreement and Release described on page 60, Mr. Bernick became vested in the deferred stock awards in the amount of 147,440 shares that had been granted to him in 2010 and 2011.

Executive Compensation (Continued)

Stock Option Exercises and Stock Vested During 2011

Name and Principal Position	Option Awards(1)		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Louis C. Camilleri, Chairman and Chief Executive Officer	599,998	23,538,549	361,986	21,213,674

David Bernick, Senior Vice President and General Counsel	—	—	—	—

André Calantzopoulos, Chief Operating Officer	20,755	702,893	39,268	2,331,145

Matteo L. Pellegrini, President, Asia Region	—	—	12,156	721,641

Hermann G. Waldemer, Chief Financial Officer	—	—	20,567	1,220,960

(1)	The option awards for both Mr. Camilleri and Mr. Calantzopoulos were granted by our prior parent company before the spin-off in 2008 and converted into PMI options in connection with the spin-off. PMI has not granted stock options since the spin-off and the proposed 2012 Philip Morris International Inc. Performance Incentive Plan does not authorize stock options.

On January 30, 2012, vesting restrictions lapsed for the following deferred stock awards granted in 2008: Mr. Camilleri, 287,052 shares.

On February 9, 2012, vesting restrictions lapsed for the following restricted and deferred stock awards granted in 2009: Mr. Camilleri, 404,820 shares; Mr. Calantzopoulos, 101,040 shares; Mr. Pellegrini, 37,720 shares; and Mr. Waldemer, 67,910 shares.

Executive Compensation (Continued)

The Pension Benefits table and the Non-Qualified Deferred Compensation table below generally reflect amounts accumulated as a result of the named executive officers’ service over their full careers with us, our prior parent company and affiliates. The increments related to 2011 are reflected in the Change in Pension Value column of the Summary Compensation Table above or, in the case of defined contribution plans, in the All Other Compensation footnote. Our plans providing pension benefits are described below the Pension Benefits table, and our defined contribution plans are described below the Non-Qualified Deferred Compensation table.

Pension Benefits

Name and Principal Position	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefits (2)(3) ($)	Payments During Last Fiscal Year ($)
Louis C. Camilleri, Chairman and Chief Executive Officer	Retirement Plan for Salaried Employees	16.50	955,752
	Benefit Equalization Plan (BEP)	9.50	3,863,839
	Supplemental Management Employees’ Retirement Plan (SERP)	26.33	7,148,827
	Supplemental Equalization Plan (SEP)	33.33	39,131,627

David Bernick, Senior Vice President and General Counsel	Pension Fund of Philip Morris in Switzerland	1.83	474,361
	IC Pension Plan of Philip Morris in Switzerland	0.92	28,769
	Supplemental Plan of Philip Morris in Switzerland	1.83	385,433

André Calantzopoulos, Chief Operating Officer	Pension Fund of Philip Morris in Switzerland	30.00	10,387,771
	IC Pension Plan of Philip Morris in Switzerland	6.92	1,638,107
	Supplemental Plan of Philip Morris in Switzerland	6.00	3,436,164

Matteo L. Pellegrini, President, Asia Region	Pension Fund of Philip Morris in Switzerland	25.00	5,525,130
	IC Pension Plan of Philip Morris in Switzerland	6.92	1,526,962
	Supplemental Plan of Philip Morris in Switzerland	6.00	862,151

Hermann G. Waldemer, Chief Financial Officer	Pension Fund of Philip Morris in Switzerland	30.00	7,720,572
	IC Pension Plan of Philip Morris in Switzerland	6.92	800,785
	Supplemental Plan of Philip Morris in Switzerland	6.00	2,532,503

(1)	As of December 31, 2011, each named executive officer’s total years of service with PMI or its operating subsidiaries were as follows: Mr. Camilleri, 33.33 years; Mr. Bernick, 1.83 years; Mr. Calantzopoulos, 26.92 years; Mr. Pellegrini, 20.5 years; and Mr. Waldemer, 24.75 years; while the years shown in this column are the years credited under the named plan for purposes of benefit accrual. Additional years may count for purposes of vesting or early retirement eligibility. Differences between each named executive officer’s total service and the credited service shown for each plan result from prior transfers between entities sponsoring various plans, including, in the case of Mr. Camilleri, from individual agreements entered into under the Supplemental Management Employees’ Retirement Plan, or SERP, to reflect his prior service with PMI in Switzerland and with affiliated companies, as further described below on page 54. All years of service are taken into account under the Supplemental Equalization Plan, or SEP, formula, but the benefits provided under that plan are reduced by benefits provided under other plans or arrangements to avoid duplication. The Pension Fund of Philip Morris in Switzerland allows employees to purchase additional service credit with contributions from their own funds, and Messrs. Calantzopoulos, Pellegrini and Waldemer have all done so. Messrs. Calantzopoulos and Pellegrini purchased 3.08 and 4.50 years, respectively. Mr. Waldemer’s credited service under the Pension Fund of Philip Morris in Switzerland equals the 30 years shown in the table, including his service in Switzerland, his service for our German subsidiary, and additional service credit of 9.83 years that he purchased.

Executive Compensation (Continued)

(2)	The amounts shown in this column for Mr. Camilleri are based on a single life annuity (or, for the SEP, a lump sum payment) using the same assumptions applied for year-end 2011 financial disclosure under FASB ASC Topic 715, except that (i) the SEP lump sum is the amount required to purchase an annuity providing the after-tax equivalent of the pension component of that plan assuming an annuity interest rate of 4.25%, and (ii) in accordance with SEC requirements, benefits are assumed to commence at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement.

See Note 13 to our Consolidated Financial Statements for a description of our FASB ASC Topic 715 assumptions. Like all present value amounts, the amounts shown in this column change as the interest rate used to discount projected future benefits is adjusted, with lower interest rates producing higher present values and higher interest rates producing lower present values.

Our liability to Mr. Camilleri for pension benefits under the BEP, SERP and SEP will be less than the amounts shown in this column as a result of payments made in prior years to a trust that he had established. As of December 31, 2011, these trust amounts would offset our liability for BEP and SERP pension benefits by $3,729,113 and would reduce our liability for SEP pension benefits by $6,736,240. These trust amounts will fluctuate over time with investment performance and as amounts are distributed to cover taxes on trust earnings. For further discussion, see “Payments to Trusts” under “Pension Plans Maintained by PMI” on pages 54 to 55.

The amounts shown in this column for Messrs. Bernick, Calantzopoulos, Pellegrini and Waldemer are based on a 60% joint and survivor annuity commencing at age 62 (the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement) and the following actuarial assumptions: discount rate 2.30%, mortality table LPP 2010 with a 2011 adjustment of 0.4% for expected improvements in mortality and interest rate on account balances of 4.00%. For Mr. Waldemer, the Pension Fund of Philip Morris in Switzerland present value amount shown includes the value of a pension to which he remains entitled under the pension plan of our German subsidiary. Benefits payable under the German plan offset benefits otherwise payable under the Pension Fund of Philip Morris in Switzerland. Present value amounts in Swiss francs are converted to U.S. dollars using the exchange rate on December 31, 2011 of $1.00 = 0.9381 CHF.

(3)	In addition to the benefits reflected in this column, we generally provide a survivor income benefit allowance, or SIB allowance, to the surviving spouse and children of U.S. payroll-based employees who die while covered by our Retirement Plan for Salaried Employees. Following the death of a retiree who has a spouse and whose retirement benefits are being paid as a single life annuity, the surviving spouse becomes entitled to a SIB allowance four years after the retiree’s death, in an amount equal to the amount the spouse would have received if the participant had elected to receive monthly payments under the Retirement Plan (and the BEP and SERP, if applicable) in the form of a 50% joint and survivor annuity. The surviving spouse of a participant who dies prior to retirement and prior to age 61 becomes entitled to receive 25% of the base salary of the deceased employee commencing four years after the participant’s death, provided the spouse has not remarried, and continuing until the deceased employee would have reached age 65. At that time, the surviving spouse receives the same survivor benefit he or she would have received if the deceased employee continued to work until age 65 earning the same base salary as in effect at the time of death. These benefits are reduced by any death benefits payable from the Retirement Plan, the BEP and the SEP. If there is no surviving spouse, SIB allowances for each child equal 10% of the base salary of the deceased employee (to a maximum of 30% of base salary), become payable monthly beginning four years after the employee’s death, and continue until the child reaches age 25 if a full-time student (age 19 if not).

Executive Compensation (Continued)

Pension Plans Maintained by PMI

Retirement Plans for U.S. Payroll-Based Employees

Pensions for our U.S. payroll-based employees are payable from a funded tax-qualified retirement plan, the Retirement Plan for Salaried Employees, or Retirement Plan, and non-qualified supplemental plans: the Benefit Equalization Plan, or BEP, the Supplemental Management Employees’ Retirement Plan, or SERP, and the Supplemental Equalization Plan, or SEP. These plans recognize the employees’ prior service with companies with which we were previously affiliated.

The Retirement Plan and the SEP provide that the portion of Mr. Camilleri’s annual incentive compensation award that is treated as compensation under the plans is limited to $2,887,500, effective January 1, 2008. Nevertheless, in no event will the present value of his aggregate pension, based on certain actuarial assumptions, be less than $36.5 million.

The BEP and the SEP provide both supplemental pension benefits and supplemental deferred profit-sharing benefits. The provisions of these plans for U.S. payroll-based employees relating to pension benefits are described in more detail below, and the provisions of these plans relating to deferred profit-sharing benefits are described following the Non-Qualified Deferred Compensation table.

Retirement Plan for Salaried Employees

The tax-qualified Retirement Plan for Salaried Employees, or the Retirement Plan, is a non-contributory plan maintained for the benefit of our U.S. payroll-based salaried employees hired before January 1, 2009. Subject to tax law limits, the pension formula generally applicable under the Retirement Plan provides for lifetime benefits following termination of employment equal to (a) 1.75% of the employee’s average compensation (the sum of annual salary and annual incentive compensation award in the 60 consecutive months during the employee’s last 120 months of service that, when divided by five, produces the highest average, except that Mr. Camilleri’s annual incentive compensation award is limited as described above), minus (b) 0.30% of such compensation up to the applicable Social Security covered compensation amount, times (c) years of credited service (up to a maximum of 35). Social Security covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches age 65. The resulting benefit is expressed as a single life annuity payable commencing at normal retirement age. The amount may be reduced as a result of permitted elections of continued payments to beneficiaries in the event of the employee’s death or for commencement of payments before attaining normal retirement age.

As noted above on pages 39 to 40, employees who terminate employment before age 55 with vested benefits may commence receiving payment of their accrued pensions after attaining age 55, with reductions for early commencement of 6% for each year by which commencement precedes age 65. For an employee who terminates employment after age 55, the reduction for early commencement is generally 6% for each year by which commencement precedes age 60. If an employee has 30 years of service and is age 55 or older, or is 60 or older with five years of service, however, the annuity immediately payable on early retirement is 100% of that payable at normal retirement age, resulting in a substantial increase in the present value of the employee’s pension.

Executive Compensation (Continued)

Benefit Equalization Plan (BEP)

The tax law applicable to the funded tax-qualified Retirement Plan limits the annual compensation that can be taken into account in determining the five-year average compensation under the plan. As a result of this and certain other tax limits, only a portion of the benefits calculated under the Retirement Plan formula can be paid to affected employees from the Retirement Plan. To compensate for the loss of these benefits under the funded tax-qualified plan, eligible employees accrue supplemental benefits under non-qualified plans. Generally, the supplemental pension benefits accrued under the BEP equal the difference between (a) the pension benefits determined under the Retirement Plan provisions described above, disregarding the tax law limits, and (b) the benefits that can be provided from the Retirement Plan after taking the tax law limits into account. As a result of changes in our programs, our named executive officers who participate in the BEP ceased to earn credited service under the plan as of December 31, 2004, and no named executive officers currently accrue benefits under the BEP.

Supplemental Management Employees’ Retirement Plan (SERP)

The Supplemental Management Employees’ Retirement Plan, or SERP, provides a framework for certain other retirement benefits that cannot be paid under the Retirement Plan because of tax limitations and that are not covered by the BEP or SEP. The benefits provided under the SERP to any individual employee are determined in accordance with the provisions of an agreement between the individual and the Company.

Mr. Camilleri was designated as a participant in the predecessor to our SERP in 1996 to recognize his prior service with affiliates. Pursuant to this designation he was provided with a SERP benefit equal to the additional pension benefit he would be entitled to receive under the Retirement Plan and the BEP by calculating his benefits under those plans taking into account all of his service with affiliated companies (a total of 16 years and 10 months), which is offset by an employer-provided pension benefit for 5 of those months. His 1996 SERP agreement also limited the service that can be taken into account in calculating his benefits under a SERP so that such service, when combined with his other years of service with the Company and its affiliates, cannot exceed 35 years, and ensures that on termination of employment at or after age 55 he will be able to elect between actuarially equivalent benefit forms providing survivor benefits to his former spouse under either 50% or 100% joint and survivor options. These SERP benefit liabilities with respect to pre-2005 service are now payable under our SERP. To simplify the administration of our retirement programs, provisions for any additional benefits under Mr. Camilleri’s SERP designation resulting from post-2004 service or compensation changes have been incorporated into the SEP.

Payments to Trusts

From 1996 through 2007, our prior parent company paid amounts to individual trusts established by a number of employees (including Mr. Camilleri) or to some employees themselves, with respect to the benefits earned under the predecessors to our BEP and SERP for service before 2005. The accumulated values of these payments offset pre-2005 vested benefits under the supplemental plans otherwise payable at or after the employee’s retirement.

From 2005 through 2007, accruals under the predecessors to our BEP and SERP ceased for a number of employees, including Mr. Camilleri. The accruals were replaced by annual Target Payments, which were current payments to individual trusts established by the employees, or to the employees themselves, calculated to approximate (after paying taxes on the payments) the after-tax value of the additional benefits the employees would have earned had they remained covered by these plans.

Executive Compensation (Continued)

These payments did not increase the amount that an individual would have received absent the limits on benefits under the Retirement Plan.

Supplemental Equalization Plan (SEP)

As of January 1, 2008, our eligible employees who received Target Payments between 2005 and 2007 (including Mr. Camilleri) became eligible to participate in the Supplemental Equalization Plan, or SEP, an unfunded non-qualified plan. The SEP pension benefit is equal to (a) the benefit applying the Retirement Plan formula without regard to the applicable tax-qualified plan limits, determined based on all of an employee’s creditable service and pensionable compensation and taking into account the terms of any prior SERP designations, reduced by (b) the employee’s BEP and SERP supplemental pensions based on service through December 31, 2004, the accumulated value of the employee’s Target Payments converted to a before-tax amount, and the employee’s Retirement Plan benefit. All of the new benefits provided through the SEP are paid in a lump sum following retirement.

Retirement Plans for Swiss Payroll-Based Employees

Pensions for our Swiss payroll-based employees are payable from a funded defined benefit pension plan and incentive compensation (IC) pension plan qualifying for favorable treatment under Swiss law. To the extent that Swiss tax or other limitations do not allow paying the full pension under the qualified plans, the balance is expected to be payable under a supplemental pension plan.

Pension Fund of Philip Morris in Switzerland

With limited exceptions, all Swiss payroll-based employees over 25 years of age become immediately covered by the Pension Fund of Philip Morris in Switzerland, a broad-based contributory funded plan providing defined retirement, disability and death benefits up to limits prescribed under Swiss law. Retirement benefits are expressed as an annuity at normal retirement age equal to 1.8% of the participant’s five-year average pensionable salary (base salary minus 2/3 of the maximum social security benefits of CHF 27,840 in 2011) multiplied by years of credited service (to a maximum of 40 to 41 years, depending on the employee’s date of birth). Employees contribute 6% of their pensionable salary to the Fund. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum. For determining lump sum values, a discount rate of 4.00% and the LPP 2010 mortality table is used. The LPP mortality table is a commonly used mortality table in Switzerland. For an employee who completes 30 years of service and retires at age 62, this translates into payments equivalent to a pension of 54% of five years’ annual average pensionable salary. For an employee with 40 years of credited service at age 65, this “replacement ratio” is approximately 72% of average salary. Participants may retire and commence benefits as early as age 58; however, for each year that retirement precedes age 62, the 1.8% multiplier used to calculate the amount of the retirement pension is reduced by 0.06% (at age 58 the multiplier is 1.56%).

Swiss law permits participants in a pension plan to make additional voluntary contributions to the pension plan to compensate for missing years of credited service, provided that no service can be credited prior to the plan’s minimum age (age 25, in this case). Participants may also make additional voluntary contributions to the pension plan to increase the early retirement multiplier in the case of early retirement up to the maximum multiplier of 1.8% applied to years of service or to purchase future years of service not to exceed service until age 65. Neither of these employee contributions are matched by the Company, and the latter is credited with interest at 70% of the rate earned by the plan. Upon retirement, the account balance may be converted using the plan’s retirement lump sum factors as described above to determine the additional benefits that it will provide. Such contributions are fully tax deductible in Switzerland by the employee at the time of contribution.

Executive Compensation (Continued)

If an employee terminates employment with us before age 58, the lump sum value of the pension calculated using the termination lump sum factors is transferred to either a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect under certain conditions to remain in the plan as an external member. In this case neither the employee nor the employer can contribute any further funds. At the age of 58, the former employee must then elect to take retirement in the form of an annuity, a lump sum or a mix of both.

IC Pension Plan of Philip Morris in Switzerland

Swiss payroll-based employees in salary bands that are eligible to participate in the annual incentive compensation award program described above are also eligible to participate in the IC Pension Plan of Philip Morris in Switzerland, a funded plan which, for the named executive officers, provides for participant contributions of up to 1.5% of pensionable salary (as defined above), subject to maximum Swiss pension law limits, and an equal matching contribution from the employer. As with the pension plan, participants may make additional voluntary contributions subject to certain terms and conditions.

Benefits ultimately received depend on interest rates set by the Pension Board of the plan (which consists of members appointed by the employer and an equal number selected by participants in the plan) and are payable in a lump sum or as an annuity. The plan guarantees that there is no loss of principal on either the employee contributions or the company match. In 2011, the assets of the funds had a negative performance of -4.3% and 0.0% was credited on plan balances.

If an employee terminates employment with the Company before age 58, the employee’s account value is transferred to either a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect under certain conditions to remain in the plan as an external member. In this case neither the employee nor the employer can contribute any further funds to the plan although interest does accrue on the account balance. At the age of 58, the former employee must then elect to take retirement in the form of an annuity, a lump sum payment or a mix of both.

Supplemental Plan of Philip Morris in Switzerland

For some Swiss payroll-based employees, including Messrs. Bernick, Calantzopoulos, Pellegrini and Waldemer, the laws and regulations applicable to the Pension Fund of Philip Morris in Switzerland and the IC Pension Plan of Philip Morris in Switzerland limit the benefits that can be provided under those plans. For these employees, we maintain a Supplemental Plan under which an amount is calculated and deposited annually in a Swiss foundation to make up for the difference between the full pension an employee would have received had these plans not been subject to such limitations (assuming the employee becomes entitled to benefits from the Supplemental Plan). However, the annual deposits do not serve to increase the amount that an individual would have received absent such limits. In determining the amount of the annual deposit, the actuarial assumptions used are the same as those described above for the Pension Fund of Philip Morris in Switzerland.

In the event of a Supplemental Plan participant’s termination of employment from the Company, if the Foundation Board determines in its sole discretion that he or she is entitled to a benefit, the Supplemental Plan benefit is paid in a lump sum at the time that benefits first become payable to the participant under the Pension Fund of Philip Morris in Switzerland and the IC Pension Plan of Philip Morris in Switzerland. As the Supplemental Plan is not a tax-qualified plan, the benefits from this plan, when paid, are adjusted for the loss of favorable tax-qualified plan treatment.

Executive Compensation (Continued)

Non-Qualified Deferred Compensation

Name and Principal Position	Plan Name	Executive Contributions in 2011 ($)	Registrant Contributions in 2011 ($)	Aggregate Earnings in 2011 ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2011 ($) (2)(3)
Louis C. Camilleri, Chairman and Chief Executive Officer	Benefit Equalization Plan, Deferred Profit-Sharing (BEP)	0	0	64,876	0	1,779,715
	Supplemental Equalization Plan, Deferred Profit- Sharing (SEP)	0	230,000	53,003	0	1,708,272

(1)	The amounts in this column consist of amounts credited as earnings for 2011 on account balances attributable to pre-2005 participation under the defined contribution portion of the BEP and earnings credited for 2011 under the SEP with respect to the deemed defined contribution credits and accumulated earnings for 2005 and subsequent years. These amounts do not constitute above-market earnings and, accordingly, are not included in amounts reported in the Summary Compensation Table above. The amounts shown as “Registrant Contributions in 2011” are contribution allocations under the SEP in 2012 for service during 2011, and in accordance with applicable disclosure rules are also reported in the “All Other Compensation” portion of the Summary Compensation Table.

(2)	As a result of payments made to Mr. Camilleri’s trust accounts, as described above and as reported in prior years, our liability to Mr. Camilleri is less than the amount shown in this column.

(3)	Messrs. Bernick, Calantzopoulos, Pellegrini and Waldemer, who are Swiss payroll-based employees, do not participate in the Deferred Profit-Sharing portion of the Benefit Equalization Plan or the Supplemental Equalization Plan.

Deferred Profit-Sharing, Benefit Equalization and Supplemental Equalization Plans

For U.S. payroll-based employees, we provide non-qualified defined contribution benefits supplementing the benefits provided under our tax-qualified Deferred Profit-Sharing Plan for Salaried Employees, or DPS. Under the DPS, contributions are made on behalf of each participant for each year. The contribution is determined by a formula based on the Company performance rating set by the Compensation and Leadership Development Committee, with contributions ranging from 7% of salary to 15% of salary depending on Company performance, subject to the tax law limit described below. Because of strong performance ratings, the formula resulted in a 15% of pay contribution for 2009, 2010 and 2011.

As is the case for the Retirement Plan, the applicable U.S. tax law limits the amount of compensation ($245,000 for 2011) that can be taken into account under the tax-qualified DPS for any year and imposes other limits on the amounts that can be allocated to individuals under the DPS. A DPS participant whose salary was more than the compensation limit or who was otherwise affected by tax law limits is entitled to a supplemental profit-sharing benefit in an amount generally equal to the additional benefits the participant would have received under the DPS but for the application of the tax law limits. Prior to 2005, those supplemental benefits for our U.S. payroll-based named executive officers were earned under the predecessor to our Benefit Equalization Plan, or BEP, and were recorded in bookkeeping accounts. Any notional balances these U.S. payroll-based employees, including Mr. Camilleri, earned under the predecessor plan have been transferred to our BEP. To simplify plan administration, the notional amounts related to subsequent service are credited under the Supplemental Equalization Plan, or SEP.

Executive Compensation (Continued)

Under the SEP, for each year, an amount is credited to the account maintained for the participant equal to the difference between (a) the amount that otherwise would have been contributed to the DPS on the participant’s behalf for the year absent the tax law limits and (b) the amount that was actually contributed to the DPS. A further notional credit is made annually to reflect what the contribution amount credited to the participant’s account under the BEP or SEP would have earned if that account were invested in a specified investment fund maintained under the DPS. The DPS fund used as an earnings measure under this portion of the BEP and SEP is invested in a variety of high-quality fixed-income instruments with strong credit ratings and, for 2011, produced earnings at a rate of approximately 3.8%. Participants typically receive their supplemental profit-sharing benefits upon termination of employment in a lump sum or, if elected in advance, as a deferred lump sum payment or in installments over a number of years not to exceed their life expectancy.

Just as our prior parent company made payments to individual trusts established by employees or directly to the employees themselves to offset pre-2005 BEP and SERP pension benefits as described above on pages 54 to 55, it also made these payments to offset the pre-2005 supplemental profit-sharing notional account balances under its BEP. For service in 2005 through 2007, allocations (other than allocations of earnings on amounts previously credited) under this portion of the predecessor BEP ceased for most employees who were eligible for these payments. Instead, these employees, including Mr. Camilleri, received Target Payments in lieu of allocations under the BEP for 2005 through 2007. With the discontinuance of Target Payments in 2008, supplemental defined contribution allocations for years after 2004 are credited under the Supplemental Equalization Plan, or SEP. The SEP provides benefits based on the accumulated value of SEP profit-sharing allocations that would have been made or are made for years after 2004 solely to the extent they exceed the accumulated value of prior Target Payments allocated to these benefits.

Employment Contracts, Termination of Employment and Change in Control Arrangements

As a general matter, PMI has not utilized special employment contracts for its named executive officers, and our Chairman and Chief Executive Officer does not have an employment contract. However, as required by local law, our Swiss payroll-based executive officers are covered by contracts; these contracts do not include change in control provisions. Under the terms of PMI’s 2008 Performance Incentive Plan, as amended and restated, a change in control of PMI would have the following consequences with respect to any awards granted under the plan before February 11, 2010:

•	any options or stock appreciation rights would become vested and exercisable;

•	the restrictions on outstanding restricted stock or deferred stock would lapse;

•	unless otherwise determined by the Compensation and Leadership Development Committee, awards described above would be cashed out at the change in control price;

•	fully earned but unpaid annual incentive compensation awards would become payable; and

•	annual incentive compensation awards for performance cycles not yet completed as of the change in control date would become payable on a pro-rata basis.

PMI’s 2008 Performance Incentive Plan was amended on February 11, 2010 to add a double-trigger feature; the modified terms apply only to awards granted on or after February 11, 2010. Under the amended plan, the changes to vest or pay applicable awards occur immediately upon a change in control only if the entity acquiring PMI does not agree to assume or replace the awards. In addition, if the acquiring entity agrees to assume or replace the awards, but an employee’s employment is

Executive Compensation (Continued)

terminated involuntarily and other than for cause (as defined in the amended plan) or the employee terminates employment for good reason (as defined in the amended plan) within two years after the change in control, the applicable awards will become vested or be payable upon the employee’s termination of employment. In either case described above — the failure of the acquirer to assume the awards or the employee’s termination within two years after the change in control — the consequences described above for awards granted prior to February 11, 2010 would apply. The proposed Philip Morris International Inc. 2012 Performance Incentive Plan described on pages 65 to 69 retains this double-trigger feature.

Under the amended Philip Morris International Inc. 2008 Performance Incentive Plan, a change in control occurs: (i) upon an acquisition of 20% or more of either PMI’s common stock or the voting power of PMI’s voting securities, excluding certain acquisitions involving PMI or its affiliates or where PMI’s beneficial owners continue to meet certain ownership thresholds; (ii) when members of the PMI Board as of the effective date of the amended Philip Morris International Inc. 2008 Performance Incentive Plan, or thereafter nominated or elected by such members, cease to constitute a majority of the PMI Board; (iii) upon certain reorganizations, mergers, share exchanges and consolidations involving PMI; or (iv) upon the liquidation or dissolution, or sale of substantially all of the assets of PMI, with limited exceptions. The proposed Philip Morris International Inc. 2012 Performance Incentive Plan includes the same definition of a change in control.

The amounts in the table below are estimates of the amounts that would have become payable on a change in control of PMI, calculated as if a change in control occurred on December 31, 2011, applying certain assumptions. For outstanding awards granted under the Philip Morris International Inc. 2008 Performance Incentive Plan prior to the February 11, 2010 amendment, the terms of the Plan prior to the amendment are applied. For awards granted under the Philip Morris International Inc. 2008 Performance Incentive Plan on or after the February 11, 2010 amendment, we have assumed that the awards become vested and payable as of December 31, 2011 either because the acquirer does not assume or replace the awards or because the employee’s employment is involuntarily terminated.

	Unvested Restricted or Deferred Stock (1)	Completed 2011 Annual Incentive Compensation Award Cycle (2)	Total
Louis C. Camilleri	$83,805,025	$5,250,000	$89,055,025
David Bernick	$11,571,091	$2,782,233	$14,353,324
André Calantzopoulos	$23,998,399	$2,749,880	$26,748,279
Matteo L. Pellegrini	$9,900,801	$1,164,173	$11,064,974
Hermann G. Waldemer	$16,359,941	$2,142,792	$18,502,733

(1)	Assumes the change in control price is equal to the closing market price of PMI on December 30, 2011 of $78.48.

(2)	Assumes target award payable under our annual incentive compensation award program for a full year. Amounts for our Swiss payroll-based named executive officers are converted to U.S. dollars using the exchange rate on December 31, 2011 of $1.00 = 0.9381 CHF.

Benefits payable under PMI’s qualified pension and profit-sharing plans and supplemental plans are discussed above. None of those plans nor any other related agreements provide PMI’s executive officers, including our named executive officers, with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that in the event of a change in control ensure vesting and

Executive Compensation (Continued)

continuation of profit-sharing contributions for the year of a change in control and the following two years. Mr. Camilleri is already fully vested under these plans. Similarly, no special provisions apply to named executive officers with respect to continued medical, life insurance or other insurance coverage following termination of employment, whether or not in connection with a change in control.

Involuntary Separation Without Cause

In the event of involuntary separation without cause, our salaried employees, including all of our named executive officers, are eligible to receive severance. A severance payment is typically determined as a multiple of monthly base salary. The amount of severance paid varies based on a number of factors including the circumstances of the termination and the number of years of service provided to us by the executive. Mr. Camilleri, who is a U.S. payroll-based named executive officer, would be entitled under formal severance policies to severance equal to 12 months of base salary, and amounts in excess of that, if any, such as cash in lieu of restricted or deferred stock or pro-rated annual incentive compensation award payments, would be paid pursuant to a non-compete/non-solicitation agreement or general release of claims. Periods for which employees are entitled to regular severance payments and, in some circumstances additional severance periods agreed to in connection with non-compete/non-solicitation or general release agreements, may be counted toward vesting and eligibility for early retirement under our pension plans and for purposes of our post-retirement medical plans.

For our employees who are not U.S. payroll-based, we have no formal severance policy but would usually provide severance based on factors similar to those discussed above for U.S. payroll-based employees, taking into account local law and custom. The laws of local jurisdictions may require us to provide severance pay and/or benefits in specified amounts upon an involuntary separation.

Separation Agreement

On February 9, 2012, Mr. Bernick informed the Company of his intention to resign effective June 30, 2012. In connection with Mr. Bernick’s resignation, his employment agreement was terminated, and he and the Company entered into a Separation Agreement and Release with the following terms:

•	Mr. Bernick provided the Company a general release;

•	Mr. Bernick agreed to maintain the confidentiality of Company information;

•

Mr. Bernick agreed not to compete with the Company for twelve months in exchange for a payment at the end of that period in the amount of CHF 1,450,007 ($1,589,746 using the exchange rate on February 9, 2012 of $1.00 = 0.9121 CHF); and

•

Mr. Bernick received no equity award for his 2011 service, and he will not receive pro-rated incentive compensation or equity awards for 2012, but the 147,440 shares of deferred stock previously granted to him vested on February 29, 2012.

Audit Committee Matters

Audit Committee Report for the Year Ended December 31, 2011

To Our Stockholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

The Audit Committee has received representations from management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission, the Public Company Accounting Oversight Board and the Independence Standards Board.

The Audit Committee has received from the independent auditors written disclosures and a letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has pre-approved all fiscal year 2011 audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Audit Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence, as well as compliance with the Company’s and the Audit Committee’s policies.

The Audit Committee discussed with the Company’s internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal control over financial reporting. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Audit Committee:

Lucio A. Noto, Chair

Mathis Cabiallavetta

J. Dudley Fishburn

Jennifer Li

Sergio Marchionne

Stephen M. Wolf

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

Audit Committee Matters (Continued)

Independent Auditors’ Fees

Audit Fees

Aggregate fees, including out-of-pocket expenses, paid to our independent auditors, PricewaterhouseCoopers SA, consisted of the following (in millions):

	2011	2010
Audit Fees (1)	$23.26	$21.13
Audit-Related Fees (2)	0.74	1.62
Tax Fees (3)	5.75	5.10
All Other Fees (4)	0.08	0.27

TOTAL	$29.83	$28.12

(1)	Fees and expenses associated with professional services in connection with (i) the audit of the Company’s consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of the Company’s affiliates; (ii) reviews of the Company’s unaudited condensed consolidated interim financial statements; and (iii) reviews of documents filed with the Securities and Exchange Commission.

(2)	Fees and expenses for professional services for audit-related services, which include due diligence related to acquisitions and divestitures, employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.

(3)	Fees and expenses for professional services in connection with U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters, transfer pricing documentation for compliance purposes and advice relating to customs and duties compliance matters.

(4)	Fees and expenses for professional services relating to market analysis and other professional services.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

Ratification of the Selection of Independent Auditors

The Audit Committee has selected PricewaterhouseCoopers SA as the Company’s independent auditors for the fiscal year ending December 31, 2012 and has directed that management submit the selection of independent auditors to stockholders for ratification at the Annual Meeting. Representatives of PricewaterhouseCoopers SA are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers SA as the Company’s independent auditors is not required by the Company’s by-laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers SA to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers SA. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers SA as the Company’s independent auditors.

Advisory Resolution Approving Executive Compensation

The previous Compensation Discussion and Analysis section discusses in detail how our compensation programs support our business and financial objectives, how they work and are administered under the direction of our independent Compensation and Leadership Development Committee, and how the Committee’s decisions concerning the 2011 compensation of our executive officers were directly tied to our performance and were taken after consideration of last year’s say-on-pay vote.

Pursuant to section 14A of the Exchange Act, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This annual say-on-pay resolution gives our stockholders the opportunity to express their views on our named executive officers’ compensation at each annual meeting of stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

This say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation and Leadership Development Committee or the Board of Directors. The Board and the Committee value the opinions of our stockholders and will review the voting results when making future decisions regarding executive compensation.

The Board recommends a vote FOR the resolution to approve the compensation of our named executive officers.

Approval of the Philip Morris International Inc.

2012 Performance Incentive Plan

The Board of Directors has adopted the Philip Morris International Inc. 2012 Performance Incentive Plan (the “2012 Plan”) to replace the Philip Morris International Inc. 2008 Performance Incentive Plan, significant terms of which were previously approved by our stockholders in 2009 (the “2008 Plan”). The 2012 Plan, like the 2008 Plan, permits the Company to compensate management with equity and cash incentive awards. New awards will not be made under the 2012 Plan until stockholder approval is obtained for the Plan.

The 2012 Plan provides the Compensation and Leadership Development Committee with the flexibility to compensate executives through various awards. These awards may be tied to the financial or operational performance of the Company as well as to the performance of the Company’s stock. Because of the key role the 2012 Plan will play in the compensation of executives, the Board urges you to vote for its approval.

The terms of the 2012 Plan are summarized below. In addition, the full text of the 2012 Plan is set forth in Exhibit A to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the 2012 Plan. Stockholder approval of the 2012 Plan is one of the requirements for allowing us to continue to make awards to certain executive officers that will be tax-deductible by us as performance-based compensation.

Comparison of the 2008 Plan and the 2012 Plan

The following compares the key provisions of the two plans:

•	the term of each of the 2008 and the 2012 Plans is five years;

•	the 2008 Plan authorized 70 million shares of common stock while the 2012 Plan authorizes 30 million shares;

•	unlike the 2008 Plan, the 2012 Plan will not replenish the shares available for issuance with the shares that are forfeited or withheld to pay taxes;

•

each of the two plans authorizes restricted stock, restricted stock units and deferred stock units, performance-based cash incentive awards and performance-based equity awards; however, the 2008 Plan authorizes incentive stock options, nonqualified stock options and stock appreciation rights, while the 2012 Plan does not authorize stock options or appreciation rights;

•	as discussed on pages 58 to 59, the 2008 Plan was amended in 2010 to add a double-trigger to the change in control provision and the 2012 Plan retains this double-trigger feature;

•	the Board has adopted a clawback policy applicable to each plan providing for the recovery of incentive compensation in appropriate circumstances (see page 41); and

•

the Board has adopted stock ownership requirements and an anti-hedging policy for executives intended to align their interests with those of our stockholders and to protect against inappropriate risk taking (see page 41).

Approval of the Philip Morris International Inc.

2012 Performance Incentive Plan (Continued)

Run Rates and Dilution.     The following table sets forth information regarding awards granted, the run rate for each of the last three fiscal years and the average run rate over the last three years. The Company’s regular annual long-term equity awards are granted in February with respect to performance during the most recently completed fiscal year. The last column reflects awards issued in February 2012 with respect to 2011 performance.

RUN RATE (shares in millions)	FY 2009	FY 2010	FY 2011	3-year Average	YTD 2012
Stock option awards granted	—	—	—	—	—
Restricted stock and deferred stock units granted	3.8	3.6	3.8	3.7	3.2
Number of common shares outstanding	1,877.2	1,801.8	1,725.9	1,805.0	1,725.9
Run rate(1)	0.20%	0.20%	0.22%	0.20%	0.19%

(1)	Run rate includes the sum of all stock option grants and restricted stock and deferred stock unit grants in a fiscal year divided by the common shares outstanding at the end of that fiscal year or, in the case of YTD 2012, at the end of 2011.

The Company’s run rates as shown above and its 2011 year end overhang (number of unexercised stock options and unvested deferred stock units as a percentage of all shares outstanding) of 0.55% each compares favorably to those of the Compensation Survey Group.

Eligibility.    Salaried employees of the Company, its subsidiaries and its affiliates, who are responsible for or contribute to the management, growth and profitability of the Company, its subsidiaries and affiliates, are eligible to receive awards under the 2012 Plan. Such eligible employees include executive officers, senior officers, and other key executive and management employees (currently, approximately 6,250). Awards that are paid to our named executive officers (other than the Chief Financial Officer) are potentially subject to the tax deduction limitations of Section 162(m) of the Internal Revenue Code (the “Code”). The limitations of Section 162(m) do not apply, however, to “performance-based” compensation that meets certain requirements, including stockholder approval of the plan.

Business Criteria for Performance Goals.    The performance goals for awards that are intended to constitute performance-based compensation for purposes of Section 162(m) will be based on one or more of the following criteria: earnings per share, total stockholder return, net revenues, operating income, operating companies income, net income, free cash flow, return on equity, return on capital, economic value added (i.e., net after-tax operating profit less the cost of capital), product volume and market share. The measures of these criteria may be adjusted in a manner consistent with the practices of the Company in reporting results.

Incentive Awards.    Incentive awards expressed in cash, common stock, or both may be granted under the 2012 Plan. These awards will be earned only if corporate, business unit or individual performance objectives over performance cycles (generally a calendar or fiscal year), established by or under the direction of the Committee, are met.

Restricted Stock.    Shares of restricted stock may also be awarded. The restricted stock will vest and become transferable upon the satisfaction of conditions described in the respective restricted stock award agreement. Restricted stock awards may be forfeited if, for example, the recipient’s employment terminates before the award vests. Except as specified in the restricted stock award agreement, the

Approval of the Philip Morris International Inc.

2012 Performance Incentive Plan (Continued)

holder of a restricted stock award will have all the rights of a holder of common stock on his or her restricted shares, including the right to receive dividends.

Restricted Stock Units/Deferred Stock Units.    Units representing the right to receive common stock, cash, or both (as determined by the Committee) may also be awarded. Restricted stock units and deferred stock units will vest upon the satisfaction of conditions described in the award agreements. Restricted stock units and deferred stock units may be forfeited if, for example, the recipient’s employment terminates before the award vests. Except as specified in an award agreement, the holder of a restricted stock unit or deferred stock unit will have none of the rights of a holder of common stock unless and until shares of common stock are actually delivered in satisfaction of such units. The Committee may provide for the payment of dividend equivalents with respect to any shares of common stock subject to an award that have not actually been issued under the award.

Federal Income Tax Consequences.

Restricted Stock.    The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the employee will recognize ordinary income equal to the then fair market value of the stock. The employee may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, PMI will be entitled to deduct the fair market value of the shares transferred to the employee as a business expense in the year the employee includes the compensation in income.

Restricted Stock Units/Deferred Stock Units.    Generally, an employee will not recognize ordinary income until common stock, cash, or other property become payable under the restricted stock unit or deferred stock unit, even if the award vests in an earlier year. PMI will generally be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Incentive Awards.    Any cash payment or the fair market value of any common stock an employee receives under an incentive award will generally be included in the employee’s income, as ordinary income, in the year it is received or made available without substantial limitations or restrictions. PMI will generally be entitled to deduct the amount the employee includes in income as a business expense in the year the employee includes the compensation in income.

Deductibility of Awards.    Section 162(m) places a $1.0 million annual limit on the compensation deductible by PMI paid to certain of its executives. The limit, however, does not apply to “qualified performance-based compensation.” PMI believes that “performance-based compensation” awards under the 2012 Plan will qualify for the performance-based compensation exception to the deductibility limit.

Deferred Compensation.    Any deferrals made under the 2012 Plan, including awards granted under the 2012 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. PMI intends to structure any deferrals and awards under the 2012 Plan to meet the applicable tax law requirements.

Other Tax Consequences.    State tax consequences may in some cases differ from those described above. Awards under the 2012 Plan will in many instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Approval of the Philip Morris International Inc.

2012 Performance Incentive Plan (Continued)

Award Limits.    The 2012 Plan places limits on the maximum amount of each type of award that may be granted to any employee in any plan year. No employee may receive equity awards (including restricted stock, restricted or deferred stock units and stock-based incentive awards) in excess of 500,000 shares in the aggregate in any plan year. The total amount of an employee’s incentive award (taking into account both cash and the fair market value of any common stock payable with respect to such award) may not exceed $12.0 million for any performance cycle.

Award limits that are expressed as a number of shares will be adjusted appropriately in the event of any transaction or event that affects our common stock, including but not limited to a merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off or issuance of rights or warrants.

Future Awards.    Future awards under the 2012 Plan cannot be determined at this time because grants are at the discretion of the Committee. However, we believe that incentive and equity awards granted under the 2008 Plan in 2011 would not have been any different had they been awarded under the 2012 Plan.

Shares Remaining Under the Company’s Equity Compensation Plans.    The number of shares to be issued upon exercise or vesting and the number of shares remaining available for future issuance under the 2008 Plan and Philip Morris International Inc. 2008 Stock Compensation Plan for Non-Employee Directors at December 31, 2011, were as follows:

	Number of Shares to be Issued upon Exercise of Outstanding Options and Vesting of Deferred Stock	Weighted Average Exercise Price of Outstanding Options(2)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	9,445,002	$27.07	29,222,431

(1)	Approved by Altria as our sole stockholder prior to the spin-off of PMI from Altria Group, Inc. on March 28, 2008.

(2)	Represents option awards granted by our prior parent company before the spin-off in 2008 and converted into PMI options in connection with the spin-off. PMI has not granted options since the spin-off and the 2012 Plan does not authorize stock options.

(3)	Following stockholder approval of the 2012 Plan, no further awards will be made under the 2008 Plan, although prior awards will continue to be valid.

Administration of the Plan.     The 2012 Plan will be administered by the Committee, which has the power to interpret the 2012 Plan and to adopt such rules and guidelines for carrying out the 2012 Plan as it may deem appropriate. Subject to the terms of the 2012 Plan, the Committee has the authority to determine those employees eligible to receive awards and the amount, type and terms of each award and to establish and administer any performance goals applicable to such awards. The Committee may delegate its authority and power under the 2012 Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to participants who are not subject to either Section 16 of the Exchange Act or Section 162(m) of the Code. The Committee may, in its discretion, accelerate the vesting of any equity award granted under the 2012 Plan, or otherwise amend or modify any award granted under the 2012 Plan in any manner that either is not adverse to the recipient holding the award or is consented to by the recipient.

Approval of the Philip Morris International Inc.

2012 Performance Incentive Plan (Continued)

Other Information.     The changes to vest or pay applicable awards upon a change in control of the Company, as defined in the 2012 Plan and summarized on page 59, occur immediately only if the entity acquiring PMI does not agree to assume or replace the awards. In addition, if the acquiring entity agrees to assume or replace the awards, but an employee’s employment is terminated involuntarily and other than for cause or the employee terminates employment for good reason within two years after the change in control, the applicable awards will become vested or be payable upon the employee’s termination of employment.

We have taken and will continue to take appropriate actions, to the extent feasible, to preserve the deductibility of awards under the 2012 Plan. However, notwithstanding this general policy, the Compensation and Leadership Development Committee has authorized, and continues to retain the discretion to authorize, other payments that may not be deductible, if it believes that they are in the best interests of the Company and its stockholders.

The 2012 Plan provides that an award may not be transferred except in the event of the employee’s death or unless otherwise required by law or provided in an award agreement. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Committee.

It is presently intended that the 2012 Plan constitute an “unfunded” plan for incentive and deferred compensation. The 2012 Plan authorizes the creation of trusts and other arrangements to facilitate or ensure payment of our obligations.

The 2012 Plan was adopted by the Board on March 14, 2012, subject to stockholder approval, and, except as otherwise provided by the Board, no awards will be made under the 2012 Plan after May 9, 2017. However, any awards granted before May 9, 2017 may extend beyond such date. Following stockholder approval of the 2012 Plan, no further awards will be made under the 2008 Plan, although prior awards will continue to be valid. The Board may amend the 2012 Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would increase the number of shares of common stock that may be distributed under the 2012 Plan.

On March 16, 2012, the closing price of PMI common stock reported on the New York Stock Exchange was $85.81.

The Board recommends a vote FOR approval of the Philip Morris International Inc. 2012 Performance Incentive Plan.

Stockholder Proposals

PROPOSAL 1 — INDEPENDENT BOARD CHAIR

John C. Liu, Jr., Comptroller, The City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds and Retirement Systems, claiming beneficial ownership of at least $2,000 worth of shares, submitted the proposal set forth below. The address and shareholdings of the proponent will be furnished upon request made to the Corporate Secretary. The Company is not responsible for the content of the stockholder proposal, which is printed below exactly as it was submitted.

Whereas: The Board of Directors of a company is meant to be an independent body, elected by, and accountable to, shareholders;

Whereas: The Board of Directors is charged by law with the duty, authority, and responsibility to formulate and direct corporate policies that serve the interests of the shareholders;

Whereas: The Chair of the Board of Directors is charged with overseeing the Board, with a central role in the Board’s selection, independent oversight, and evaluation of the company’s chief executive officer (CEO);

Whereas: In order to avoid conflicts-of-interest, and to ensure the independent oversight of the CEO, the Chair of the Board of Directors should not be a current or former employee of the company;

RESOLVED: Shareholders request that the Board of Directors adopt a policy to separate the positions of Chair of the Board of Directors and CEO, and that the Chair of the Board of Directors shall be an independent director, who is not a former or current employee of the company. The policy should allow for departure under extraordinary circumstances, such as the unexpected resignation of the Chair.

SUPPORTING STATEMENT

The recent economic and banking crisis raises the issue of whether boards of directors are providing adequate and effective oversight of management, and protecting the interests of shareholders. The combination of the positions of Chair of the Board of Directors and CEO at a number of the weakened companies has given rise to deep concerns about whether the independent oversight of such boards was compromised by the influence of the CEOs.

While the management of the company is the purview of the CEO, the Board of Directors is obligated to independently oversee the CEO and management, and to protect the interests of the shareholders. Combining the positions of CEO and Chair of the Board of Directors potentially undermines the independence of the Board of Directors, and creates the environment for negative impacts of conflicting interests. As companies move forward beyond the crisis, boards of directors need to be more vigilant and active in adopting, and ensuring compliance with, policies to avert events of such magnitude and impact.

The existence of the non-executive Chair of the Board of Directors is the norm in many countries outside the United States — over 79% of large British companies and all German and Dutch companies have split the positions (Millstein Center for Corporate Governance), and support for this reform is growing in the United States. Approximately 73% of directors on boards with an independent chairperson believe that their companies benefited from the split (Survey, 2008 Public US National Association of Corporate Directors). More that 88% of senior financial executives believe the positions should be separated (Grant Thornton, 2009 Survey).

Stockholder Proposals (Continued)

The Board recommends a vote AGAINST this proposal.

This proposal is identical to a proposal rejected by nearly 77% of the votes cast by stockholders on the matter last year.

The primary responsibility of the Board of Directors is to foster the long-term success of the Company. A key element in fulfilling this responsibility is to determine periodically which person or persons should serve as our Chairman and our CEO. In making this determination, each director has a duty to exercise his or her good faith business judgment of the best interests of the Company and its stockholders. The Board believes it would be unwise to adopt an inflexible policy that would inhibit its future ability to satisfy this duty, particularly with respect to the critical function of succession planning.

The Board believes that it has strong governance provisions in place to ensure independent oversight of the CEO. First, only one member of management, our Chief Executive Officer, is a member of the Board. Ten of the other eleven members meet the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. While we do not consider the remaining non-management director, Mr. Slim, to be independent, the Board believes it benefits substantially from his entrepreneurial point of view and unique perspective on the complexities of operating successfully in both developed and emerging economies.

Second, the non-management directors annually elect one independent director to be the Presiding Director. The Presiding Director has wide-ranging responsibilities and authority, as detailed on page 8 of this proxy statement.

Third, various Committees of the Board perform oversight functions that are independent of management. The Audit Committee, the Compensation and Leadership Development Committee and the Nominating and Corporate Governance Committee are each composed entirely of independent, non-management directors. This means that oversight of critical matters such as the integrity of the Company’s financial statements, executive compensation, including the compensation of the Chairman and Chief Executive Officer, the nomination of directors and evaluation of the Board and its Committees is entrusted to independent directors.

Fourth, the Board and each of its Committees have unrestricted access to management and the authority to retain independent legal, accounting and other experts and consultants to advise the Board and the Committees as they may deem appropriate.

Fifth, non-management directors meet in executive session at each Board meeting without any members of management being present.

The Board believes the current leadership structure, with Louis C. Camilleri as Chairman and Chief Executive Officer, and Lucio A. Noto as Presiding Director, best serves the interests of the Company and its stockholders at this time. Mr. Camilleri has extensive and detailed knowledge of the Company and the tobacco industry and an incisive strategic view which, combined with his transparency and open-mindedness when dealing with the Board, enable him to assist the Board in focusing on the most important opportunities and risks facing the Company. Mr. Noto plays an active role as Presiding Director in providing independent Board leadership and helps ensure that the Board’s views are continually conveyed in unvarnished fashion to management.

Stockholder Proposals (Continued)

In conclusion, the Board believes it should maintain its ability to establish leadership structures in the future that reflect the Board’s judgment of the best interests of the Company and its stockholders under then prevailing circumstances. The Board believes the current structure has succeeded in optimizing long-term stockholder value and notes that, during 2011, our total stockholder return was up by a strong 39.8%, well ahead of our Compensation Survey Group (14.0%) and the S&P 500 (2.1%) and ahead of our tobacco peer group (30.2%). Indeed, in 2011, our total stockholder return and share price appreciation outperformed those of each company in the Dow Jones Industrial Average. Between March 28, 2008, the date we became a publicly owned company, and December 31, 2011, we returned to our stockholders approximately $37 billion, or approximately 27% of our December 31, 2011 market capitalization, in the form of dividends and share repurchases.

Therefore, the Board urges stockholders to vote AGAINST this proposal.

PROPOSAL 2 — CREATE AN INDEPENDENT ETHICS COMMITTEE

Rev. Michael H. Crosby, OFMCap., Corporate Responsibility Office, Province of Saint Joseph of the Capuchin Order, claiming beneficial ownership of at least $2,000 worth of shares, together with eight co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the proponents will be furnished upon request made to the Corporate Secretary. The Company is not responsible for the content of the stockholder proposal, which is printed below exactly as it was submitted.

WHEREAS PMI acknowledges it manufactures a product which, if used as intended, invariably leads to sickness and/or death for its users as well as those directly impacted by its use.

The proponents of this resolution acknowledge that, while using tobacco (cigarettes, smokeless tobacco and other such products) may be legal, their toxicity and detrimental effect on the health of human beings demands greater ethical considerations when producing and marketing such products, including challenging public policy efforts which, if successful, may result in even greater use of such products by people who become addicted to them in a way that further adds to their difficulty in stopping the use of such products.

A projected 1,000,000,000 deaths are expected this century throughout the world unless effective tobacco control policies are adopted by nations worldwide. A nation’s right to protect the health of its citizen’s takes precedence over any possible commercial argument justifying the sale of such a lethal product for profit even if it is legal.

The World Assembly of the World Health Organization passed the Framework Convention on Tobacco Control (FCTC) in 2005 and recommended that nations adopt policies to reduce death and disease from use of tobacco products. While PMI did not oppose the adoption of the FCTC, it has subsequently filed complaints with the World Trade Organization on FCTC policies adopted by independent nations such as Uruguay and Australia and lobbied legislative bodies to weaken laws implementing the FCTC. Tobacco interests helped undermine Indonesian legislation restricting tobacco sales to children.

Recently PMI’s marketing activities have been highlighted in the media, including its all-pervasive marketing campaigns in economically developing nations such as Indonesia and the Philippines. Many times, it is alleged, these marketing efforts include promotions attractive to minors, including music concerts.

Stockholder Proposals (Continued)

One program, “Sex, Lies and Cigarettes” portrays children as young as two years old smoking PMI’s products, in part, because their mothers were addicted to the same products while pregnant with those children. One of them, titled “The Smoking Baby,” had to be taken with his mother to be treated for addiction (to our Company’s cigarettes) at a residential treatment center. For other examples, like that featured by ABC’s 20/20, entitled “From Age 2-7: Why Are Children Smoking in Indonesia,” see http://abcnews.go.com/Health/age-children-smoking-indonesia/story?id=14464140#.TrmAdWDrX6E as well as http://abcnews.go.com/Health/age-children-smoking-Indonesia/story?id=14464140#.TrmAdWDrX6E and http://www.abs-cbnnews.com/business/02/25/10/philip-morris-and-its-philippine-saga.

RESOLVED: Shareholders request that the Board of Directors create an independent ethics committee to review any and all future marketing efforts of PMI anywhere in the world to ensure shareholders that all of its tobacco products and promotion do not undermine the efforts of sovereign nations to adopt laws and practices (based on the FCTC) meant to keep our products from illiterate people or children.

Supporting Statement

While tobacco companies have created “corporate responsibility” departments, the unethical practices noted above seem to continue unabated. Thus the need for an independent group to ensure PMI’s various stakeholders that our lethal products are not doing to unsuspecting people more damage than is already being done.

The Board recommends a vote AGAINST this proposal.

We believe that our transparent engagement with governments is appropriate and consistent with principles of better regulation and that our participation in the regulatory process does not interfere with the development of effective, evidence-based public health policy. On the contrary, we have provided sound evidence that we believe has helped decision makers. Moreover, our dialogue with regulators is guided by the desire of many other stakeholders to have a constructive evidence-based dialogue.

Most relevantly, we have made clear that the sale and marketing of cigarettes – and all other tobacco products — should be directed only to adult smokers. This principle should be a foundation of laws and regulations governing the marketing and sale of tobacco products, and it is ingrained in the principles and policies governing PMI’s marketing and sales practices. Further, our marketing, packaging and sales initiatives are reviewed and approved by the relevant internal departments, including the Legal, Brand Building and Corporate Affairs functions. Our commitment is additionally enhanced by annual training provided to all employees and third parties substantially involved in marketing and sales on our policies and procedures.

While we do not agree that marketing causes people to smoke, we have been a strong advocate for regulations that restrict the advertising and promotion of tobacco products, including bans in media such as television, radio and billboards. In our view, regulation can strike the right balance between limiting tobacco product marketing and maintaining the ability of tobacco companies to communicate with adult smokers about available products, ensuring that products are appropriately regulated, and requiring that manufacturers provide consumers with adequate warnings about the health effects of tobacco products, among other measures. We have supported such regulations, including total bans on broadcast media such as television and radio, bans on billboard advertising, bans on advertising in print media, restrictions on smoking in many public venues, and requirements to place health warnings on all cigarette packs and advertisements.

Stockholder Proposals (Continued)

However, we have been very clear that we oppose point of sale display bans, plain (generic) packaging, a ban on all forms of communications to adult smokers, and measures to ban all ingredients added to tobacco products. These recommendations are not based on sound evidence of a public health benefit and have been shown to and are likely to lead to adverse consequences such as an increase in illicit trade and low-price cigarettes which undermine public health objectives.

In summary, we believe that existing procedures established and enforced by the Company to ensure accountability and compliance with PMI’s marketing policies and legal obligations are fully sufficient and consistent with our commitment to marketing our products responsibly.

Accordingly, the Company does not believe the proponents’ request is warranted.

Therefore, the Board urges stockholders to vote AGAINST this proposal.

Related Person Transactions and Code of Conduct

The Board has adopted a policy, which is available on the Company’s Web site at www.pmi.com/governance, that requires our executive officers, directors and nominees for director to promptly notify the Corporate Secretary in writing of any transaction in which (i) the amount exceeds $120,000; (ii) the Company is, was or is proposed to be a participant; and (iii) such person or such person’s immediate family members (“Related Persons”) has, had or may have a direct or indirect material interest (a “Related Person Transaction”). The Corporate Secretary, in consultation with outside counsel, to the extent appropriate, shall determine whether a potential transaction with a Related Person constitutes a Related Person Transaction requiring review under the policy (including whether the Company or the Related Person has a material interest, based on review of all facts and circumstances). If the Corporate Secretary determines that the proposed Transaction constitutes a Related Person Transaction or it would be beneficial to further review the transaction, then, in either case, the transaction will be referred to the Chief Executive Officer or the Nominating and Corporate Governance Committee of the Board. In deciding whether to approve or ratify the Related Person Transaction, the reviewer is required to consider all relevant facts and circumstances. Based on the review of such facts and circumstances, the reviewer will approve, ratify or disapprove the Related Person Transaction. The reviewer will approve or ratify a Related Person Transaction only if it is determined that the transaction is not opposed to the best interests of the Company. All determinations by the CEO and Corporate Secretary must be reported to the Committee at its next meeting.

In addition to this policy, the Code of Business Conduct and Ethics for Directors (the “Director Code”), which is available on our Web site at www.pmi.com/governance, has specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with the interest of the Company, including its subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively; and, (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position in the Company.

Similarly, the Code of Conduct of the Company requires all officers and employees of the Company to avoid situations where the officer’s or employee’s personal, financial or political activities have the potential of interfering with his or her loyalty and objectivity to the Company. The Code of Conduct lists specific types of transactions that might create an actual or apparent conflict of interest and provides guidance on how each situation must be handled.

Availability of Reports, Other Matters and 2013 Annual Meeting

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

We are required to provide an Annual Report to stockholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are available without charge to stockholders upon written request to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017. You may review the Company’s filings with the Securities and Exchange Commission by visiting our Web site at www.pmi.com/investors. The information on our Web site is not, and shall not be deemed to be, a part of this report or incorporated into any other filings we make with the SEC.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be paid by us. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

2013 ANNUAL MEETING

Stockholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors must submit a written notice to the Corporate Secretary of the Company. Our by-laws set forth the procedures a stockholder must follow to nominate directors or to bring other business before stockholder meetings. For a stockholder to nominate a candidate for director at the 2013 Annual Meeting, presently anticipated to be held on May 8, 2013, notice of the nomination must be received by the Company between October 31 and November 30, 2012. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. The Nominating and Corporate Governance Committee will consider any nominee properly presented by a stockholder and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. For a stockholder to bring other matters before the 2013 Annual Meeting and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company between October 31 and November 30, 2012. The notice must include a description of the proposed business, the reasons therefor and other specified matters. In each case, the notice must be timely given to the Corporate Secretary of the Company, whose address is 120 Park Avenue, New York, New York 10017. Any stockholder desiring a copy of the Company’s by-laws (which are posted on our Web site at www.pmi.com/governance) will be furnished one without charge upon written request to the Corporate Secretary.

Jerry Whitson

Deputy General Counsel and Corporate Secretary

March 30, 2012

Exhibit A: Philip Morris International Inc. 2012 Performance Incentive Plan

PHILIP MORRIS INTERNATIONAL INC.

2012 PERFORMANCE INCENTIVE PLAN

Section 1. Purpose; Definitions.

The purpose of the Plan is to support the Company’s ongoing efforts to develop and retain world-class leaders and to provide the Company with the ability to provide incentives directly linked to the performance of the Company’s business and increases in stockholder value.

For purposes of the Plan, the following terms are defined as set forth below:

(a)	“Award” means the grant under the Plan of Incentive Awards, Restricted Stock, Restricted Stock Units or Deferred Stock Units.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Cause,” with respect to any Participant, means termination because of:

(i)	continued failure to substantially perform the Participant’s job duties (other than resulting from incapacity due to disability) after a written demand by the Company (or any of its subsidiaries or affiliates, as the case may be) that identifies the manner in which the Company (or any of its subsidiaries or affiliates, as the case may be) has reasonably determined that the Participant has not performed his or her duties;

(ii)	gross negligence in the performance of the Participant’s job duties, willful misconduct, or a material violation of Company policy (including the code of conduct of the Company), in each case in which the Company has reasonably determined has resulted in, or is likely to result in, a material and demonstrable detriment to the Company’s business, operations, properties, financial condition or reputation; or

(iii)	the Participant’s conviction of a felony or a plea of nolo contendere by Participant with respect to a felony.

A termination for Cause must be communicated to the Participant by written notice that specifies the event or events claimed to provide a basis for termination for Cause.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e)	“Commission” means the Securities and Exchange Commission or any successor agency.

(f)	“Committee” means the Compensation and Leadership Development Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

(g)	“Common Stock” or “Stock” means the Common Stock of the Company.

(h)	“Company” means Philip Morris International Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

(i)	“Deferred Stock Unit” means an Award described in Section 5(a)(ii).

(j)	“Economic Value Added” means net after-tax operating profit less the cost of capital.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

Exhibit A: Philip Morris International Inc. 2012 Performance Incentive Plan (Continued)

(l)	“Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith.

(m)	“Good Reason,” with respect to any Participant, means, unless pursuant to the Participant’s prior written consent, termination following a Change in Control because of:

(i)	a material adverse change in the Participant’s job responsibilities, authority or duties with the Company (or any of its subsidiaries or affiliates, as the case may be) as in effect immediately prior to the Change in Control (including reporting level), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of written notice thereof given by the Participant to the Company;

(ii)	any material reduction in the aggregate of the Participant’s base salary, benefits, cash incentive award opportunity and equity award opportunity, as in effect immediately prior to the Change in Control, excluding for this purpose an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of written notice thereof given by the Participant to the Company;

(iii)	a requirement by the Company (or any of its subsidiaries or affiliates, as the case may be) for Participant to change his or her regular workplace that increases the Participant’s commute by more than 50 miles from the commute in effect immediately prior to the Change in Control; or

(iv)	a requirement by the Company (or any of its subsidiaries or affiliates, as the case may be) for the Participant to travel on business at least 20 percent more than required immediately prior to the Change in Control.

A termination for Good Reason must be communicated to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant’s written notice must be tendered within ninety (90) days of the occurrence of such event or events and, provided further, that the Company shall have failed to remedy such act or omission within thirty (30) days following its receipt of such notice.

(n)	“Incentive Award” means an Award made pursuant to Section 5(a)(iii).

(o)	“Participant” means any eligible individual as set forth in Section 3 to whom an Award is granted.

(p)	“Performance Cycle” means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(q)

“Performance Goals” mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) (or any amended or successor provision) of the Code shall be based on one or more of the following criteria: earnings per share, total stockholder return, net revenues, operating income, operating companies income, net income, free cash flow, return on

Exhibit A: Philip Morris International Inc. 2012 Performance Incentive Plan (Continued)

equity, return on capital, Economic Value Added, product volume, or market share; the measures of such criteria may be adjusted in a manner consistent with the practices of the Company in reporting results.

(r)	“Plan” means this 2012 Performance Incentive Plan, as amended from time to time.

(s)	“Restricted Period” means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

(t)	“Restricted Stock” means an Award of shares of Common Stock pursuant to Section 5(a)(i).

(u)	“Restricted Stock Unit” means an Award described in Section 5(a)(ii).

In addition, the terms “Affiliated Group,” “Business Combination,” “Change in Control,” “Incumbent Board,” “Outstanding Company Stock,” “Outstanding Company Voting Securities” and “Person” have the meanings set forth in Section 6.

Section 2. Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

Subject to the terms of the Plan, the Committee shall have the authority to determine those employees eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards. The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to Participants who are not subject to either Section 16 of the Exchange Act or Section 162(m) (or any amended or successor provision) of the Code.

Any determination made by the Committee or by one or more officers pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

Section 3. Eligibility.

Salaried employees of the Company, its subsidiaries and affiliates, who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or its affiliates, are eligible to be granted Awards under the Plan.

Exhibit A: Philip Morris International Inc. 2012 Performance Incentive Plan (Continued)

Section 4. Common Stock Subject to the Plan.

(a)	Common Stock Available. The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 30,000,000. To the extent any Award under this Plan is exercised or cashed out or terminates or expires or is forfeited without a payment being made to the Participant in the form of Common Stock, the shares subject to such Award that were not so paid, if any, shall not again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a Participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under the Plan shall not be available for distribution in connection with Awards under the Plan.

(b)	Adjustments for Certain Corporate Transactions. Subject to the provisions of Section 6:

(i)	In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock, in any case after adoption of the Plan by the Board, the Committee is authorized to make such adjustments or substitutions with respect to the Plan and to Awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (A) to the aggregate number and kind of securities reserved for issuance under the Plan, (B) to the Award limits set forth in Section 5(b), (C) to the Performance Goals or Performance Cycles of any outstanding performance-based Awards, and (D) to the number and kind of securities subject to outstanding Awards. In addition, the Committee may make an Award in substitution for incentive awards, stock awards, stock options or similar awards held by an individual who is, previously was, or becomes an employee of the Company, a subsidiary or an affiliate in connection with a transaction described in this Section 4(b)(i). Notwithstanding any provision of the Plan (other than the limitation set forth in Section 4(a)), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

(ii)	In connection with any of the events described in Section 4(b)(i), and consistent with Section 409A of the Code, the Committee shall also have authority with respect to the Plan and to Awards granted thereunder, except as may otherwise be required under an applicable Award agreement, to cancel or adjust the terms of an outstanding Award as appropriate to reflect the substitution for the outstanding Award of an award of equivalent value granted by another entity. In the event of a substitution under Section 4(b)(i), references in this Plan and in the applicable Award agreements thereunder to “Common Stock” or “Stock” shall be deemed (except for purposes of Section 6(b) hereunder and for any similar provisions of applicable Award agreements) to also refer to the securities of the other entity where appropriate.

(iii)	In connection with any of the events described in Section 4(b)(i), with respect to the Plan and to Awards granted thereunder, the Committee is also authorized to provide for the payment of any outstanding Awards in cash, including, but not limited to, payment of cash in lieu of any fractional Awards.

(iv)	In the event of any conflict between this Section 4(b) and other provisions of the Plan, the provisions of this section shall control. Receipt of an Award under the Plan shall constitute an acknowledgement by the Participant receiving such Award of the ability of the Committee to adjust any award for which an Award under the Plan is substituted.

Exhibit A: Philip Morris International Inc. 2012 Performance Incentive Plan (Continued)

Section 5. Awards.

(a)	General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

(i)	Restricted Stock. Shares of Restricted Stock are shares of Common Stock that are awarded to a Participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock all the rights of a holder of Common Stock during the Restricted Period.

(ii)	Restricted Stock Units and Deferred Stock Units. Restricted Stock Units and Deferred Stock Units represent the right to receive shares of Common Stock, cash, or both (as determined by the Committee) upon satisfaction of such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Stock Units and Deferred Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock Units and Deferred Stock Units none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually delivered in satisfaction of such Restricted Stock Units or Deferred Stock Units.

(iii)	Incentive Awards. Incentive Awards are performance-based Awards that are expressed in U.S. or any other jurisdiction’s currency or Common Stock or any combination thereof.

(b)	Maximum Awards. Subject to the exercise of the Committee’s authority pursuant to Section 4:

(i)	The total amount of any Incentive Award awarded to any Participant with respect to any Performance Cycle, taking into account the cash and the Fair Market Value of any Common Stock payable with respect to such Award, shall not exceed $12,000,000. For purposes of applying the dollar limit of this clause (i), any Incentive Award denominated in currency other than U.S. currency shall be converted into U.S. currency in such reasonable manner as may be specified by the Committee or its delegate.

(ii)	An amount not in excess of 500,000 shares of Common Stock may be issued or issuable to any Participant in a Plan Year pursuant to Restricted Stock, Restricted Stock Units and Deferred Stock Units.

(c)	Performance-Based Awards. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles.

Section 6. Change in Control Provisions.

(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i)

If and to the extent that outstanding Awards under the Plan (A) shall be assumed by the successor corporation (or affiliate thereof) or (B) shall be replaced (x) in the case of outstanding Awards other than Incentive Awards, with such equity awards that preserve the

Exhibit A: Philip Morris International Inc. 2012 Performance Incentive Plan (Continued)

existing value of such Awards at the time of the Change in Control and provide for subsequent payout in accordance with a Restricted Period and Performance Goals, as applicable, that are the same or more favorable to the Participant than the Restricted Period and Performance Goals applicable to the Awards, and (y) with respect to outstanding Incentive Awards with Performance Cycles that have not been completed, with such similar awards that have the same or more favorable Performance Goals, Restricted Periods (if applicable) and target award opportunities and for which the Performance Cycles are the same or more favorable, then all such Awards or such substitutes thereof shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 6(a)(iv) below. The Committee, as constituted immediately before the Change in Control, in its sole discretion, shall determine whether the conditions of this Section 6(a)(i) shall be satisfied with respect to such Change in Control.

(ii)	If and to the extent that outstanding Awards under the Plan shall not be assumed or replaced in accordance with Section 6(a)(i) above, then upon the Change in Control, the following treatment (referred to as “Change-in-Control Treatment”) shall apply to such Awards:

(A)      The restrictions and other conditions applicable to any Restricted Stock, Restricted Stock Units or Deferred Stock Units, including vesting requirements, shall immediately lapse, and such Awards shall become free of all restrictions and fully vested;

(B)      Restricted Stock Units and Deferred Stock Units that are subject to Section 409A of the Code shall be payable immediately in accordance with their terms but in no event later than 60 days from the date of vesting; and

(C)      Incentive Awards shall be paid in cash immediately as follows: each Participant who has been awarded an Incentive Award for the Performance Cycle in which the Change in Control occurs shall be deemed to have earned a pro rata Incentive Award equal to the product of (x) such Participant’s target award opportunity for such Performance Cycle, and (y) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Cycle.

(iii)	If and to the extent that outstanding Awards under the Plan shall not be assumed or replaced in accordance with Section 6(a)(i) above, then in connection with the application of the Change-in-Control Treatment set forth in Section 6(a)(ii) above, the Board, as constituted immediately before the Change in Control, may, in its sole discretion, provide for cancellation of such outstanding Awards at the time of the Change in Control, in which case a payment of cash, property or a combination thereof shall be made to each such Participant upon the consummation of the Change in Control that is determined by such Board in its sole discretion.

(iv)	If and to the extent that (A) outstanding Awards are assumed or replaced in accordance with Section 6(a)(i) above and (B) a Participant’s employment with, or performance of services for, the Company (or its subsidiaries or affiliates, as the case may be) is terminated by the Company (or its subsidiaries or affiliates, as the case may be) for any reason other than Cause or, by such Participant, for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Participant’s termination, the Change-in-Control Treatment set forth in Section 6(a)(ii) above shall apply to all assumed or replaced Awards of such Participant then outstanding; provided, however, that any Awards subject to Section 409A of the Code shall be paid no earlier than the earliest permissible date under Section 409A of the Code.

Exhibit A: Philip Morris International Inc. 2012 Performance Incentive Plan (Continued)

(v)	Notwithstanding any other provision of this Section 6 or the Plan to the contrary, any Incentive Awards relating to Performance Cycles prior to the Performance Cycle in which the Change in Control occurs that have been earned but not paid shall become immediately payable in cash.

(b)	Definition of Change in Control. A “Change in Control” means the happening of any of the following events:

(i)	Consummation of the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company or any corporation or other entity controlled by the Company (the “Affiliated Group”), (2) any acquisition by a member of the Affiliated Group, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a member of the Affiliated Group or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b); or

(ii)	Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns such shares and voting power through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to

Exhibit A: Philip Morris International Inc. 2012 Performance Incentive Plan (Continued)

the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such Business Combination or were elected, appointed or nominated by the Board; or

(iv)	Consummation of a (A) complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

(c)	Timing of Payment. Except as provided in Section 13(i), any amount required to be paid pursuant to this Section 6 shall be paid as soon as practicable after the date such amount becomes payable (but not later than 60 days after such date, and the Participant may not determine the time of payment).

Section 7. Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would increase the total number of shares of Common Stock that may be distributed under the Plan. Except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent.

Section 8. Payments and Payment Deferrals.

Payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards, under such rules and procedures as it may establish. The Committee may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred

Exhibit A: Philip Morris International Inc. 2012 Performance Incentive Plan (Continued)

amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents. Any deferral and related terms and conditions shall comply with Section 409A of the Code and any regulations and other guidance thereunder to the extent Section 409A is applicable to the Award or the deferral of the Award.

Section 9. Dividends and Dividend Equivalents.

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

Section 10. Transferability.

Except as provided in the applicable Award agreement or otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

Section 11. Award Agreements.

Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the Participant’s employment terminates. The Committee may, in its discretion, amend an Award agreement or accelerate the vesting of any equity Award, provided that, except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no such amendment may materially and adversely affect an Award without the Participant’s consent.

Section 12. Unfunded Status of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 13. General Provisions.

(a)	The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Exhibit A: Philip Morris International Inc. 2012 Performance Incentive Plan (Continued)

(b)	Nothing contained in the Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for their respective employees.

(c)	Neither the adoption of the Plan nor the granting of Awards under the Plan shall confer upon any employee any right to continued employment nor shall they interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

(d)	No later than the date as of which an amount first becomes includable in the gross income of the Participant for income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind that are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e)	The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the Federal or state courts of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

(f)	If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(g)	All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(h)	The Plan is effective as of May 9, 2012, provided it is approved by shareholders of the Company and, upon such approval, no additional Awards shall be granted under the Company’s 2008 Performance Incentive Plan. Except as otherwise provided by the Board, no Awards shall be made after May 9, 2017, provided that any Awards granted prior to that date may extend beyond it.

(i)

Notwithstanding anything in this Plan to the contrary, the Plan shall be construed to reflect the intent of the Company that all Awards under the Plan and any elections to defer, distributions, and other aspects of the Plan shall, to the extent subject to Section 409A of the Code, comply with Section 409A and any regulations and other guidance thereunder. If a payment obligation under this Plan arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section

Exhibit A: Philip Morris International Inc. 2012 Performance Incentive Plan (Continued)

1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation section 1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant’s separation from service (as defined in Section 409A of the Code), provided, however, that if the Participant is a Specified Employee (as defined in Section 409A of the Code), any payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

Exhibit B: Reconciliations

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments to Net Revenues for the Impact of Currency and Acquisitions

For the Years Ended December 31,

($ in millions)

(Unaudited)

	Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Less Acquisi- tions		Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions	% Change in Reported Net Revenues excluding Excise Taxes
								Reported	Reported excluding Currency & Acquisitions
2011 Reconciliation:
European Union	$29,768	$20,556	$9,212	$440	$—		$8,772	4.6%	(0.4)%
EEMA	17,452	9,571	7,881	49	25		7,807	6.4%	5.4%
Asia	19,590	8,885	10,705	690	112	(1)	9,903	34.9%	24.8%
Latin America & Canada	9,536	6,237	3,299	70	—		3,229	8.1%	5.8%

Total	$76,346	$45,249	$31,097	$1,249	$137		$29,711	14.3%	9.2%

2010 Reconciliation:
European Union	$28,050	$19,239	$8,811
EEMA	15,928	8,519	7,409
Asia	15,235	7,300	7,935
Latin America & Canada	8,500	5,447	3,053

Total	$67,713	$40,505	$27,208

(1)	Includes the business combination in the Philippines ($105).

Reconciliation of Operating Companies Income to Operating Income

For the Years Ended December 31,

($ in millions)

(Unaudited)

	2011	2010	% Change
Operating companies income	$13,613	$11,465	18.7%
Amortization of intangibles	(98)	(88)
General corporate expenses	(183)	(177)

Operating income	$13,332	$11,200	19.0%

B-1

Exhibit B: Reconciliations (Continued)

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income,

excluding Currency and Acquisitions

For the Years Ended December 31,

($ in millions)

(Unaudited)

						Adjusted Operating Companies Income excluding Currency & Acquisitions	% Change in Adjusted Operating Companies Income
	Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Less Acquisi- tions		Adjusted	Adjusted excluding Currency & Acquisitions
2011 Reconciliation:
European Union	$4,560	$(45)	$4,605	$277	$(1)	$4,329	6.2%	(0.2)%
EEMA	3,229	(25)	3,254	(97)	(1)	3,352	3.2%	6.3%
Asia	4,836	(15)	4,851	400	28 (1)	4,423	58.1%	44.1%
Latin America & Canada	988	(24)	1,012	(2)	—	1,014	6.2%	6.4%

Total	$13,613	$(109)	$13,722	$578	$26	$13,118	19.2%	14.0%

2010 Reconciliation:
European Union	$4,311	$(27)	$4,338
EEMA	3,152	—	3,152
Asia	3,049	(20)	3,069
Latin America & Canada	953	—	953

Total	$11,465	$(47)	$11,512

(1)	Includes the business combination in the Philippines ($23).

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS

and Adjusted Diluted EPS, excluding Currency

For the Years Ended December 31,

(Unaudited)

	2011	2010	% Change
Reported Diluted EPS	$4.85	$3.92	23.7%
Adjustments:
Tax items	(0.02)	(0.07)
Asset impairment and exit costs	0.05	0.02

Adjusted Diluted EPS	$4.88	$3.87	26.1%
Less:
Currency Impact	0.19

Adjusted Diluted EPS, excluding Currency	$4.69	$3.87	21.2%

Reconciliation of Operating Cash Flow to Discretionary Cash Flow

For the Years Ended December 31,

($ in millions)

(Unaudited)

	2011	2010	% Change
Net cash provided by operating activities (operating cash flow)	$10,529	$9,437	11.6%
Less:
Capital expenditures	897	713

Discretionary cash flow	$9,632	$8,724	10.4%

B-2

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, MAY 9, 2012

AND PROXY STATEMENT

Printed on Recycled Paper

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Proxies submitted by Internet or telephone must be received by 11:59 p.m., EDT, on May 8, 2012.
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Vote by Internet • Go to www.investorvote.com/pm • Or scan the QR code with your smartphone • Follow the steps outlined on the secure Web site.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the

    USA, U.S. territories & Canada on a touch-tone

    telephone.

•   Outside USA, U.S. territories & Canada, call

    1-781-575-2300 on a touch-tone telephone.

•  Follow the instructions provided by the recorded

    message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.  ▼

- - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - -

The Board recommends a vote FOR all nominees, FOR Proposals 2, 3 and 4, and AGAINST Proposals 5 and 6.

The Board of Directors recommends a vote FOR:	Ë

1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Harold Brown	☐	☐	☐	05 - Jennifer Li	☐	☐	☐	09 - Lucio A. Noto	☐	☐	☐
	02 - Mathis Cabiallavetta	☐	☐	☐	06 - Graham Mackay	☐	☐	☐	10 - Robert B. Polet	☐	☐	☐
	03 - Louis C. Camilleri	☐	☐	☐	07 - Sergio Marchionne	☐	☐	☐	11 - Carlos Slim Helú	☐	☐	☐
	04 - J. Dudley Fishburn	☐	☐	☐	08 - Kalpana Morparia	☐	☐	☐	12 - Stephen M. Wolf	☐	☐	☐
	The Board of Directors recommends a vote FOR:					The Board of Directors recommends a vote AGAINST:
					For Against Abstain					For	Against	Abstain

2.	Ratification of the Selection of Independent Auditors				☐ ☐ ☐	5. Stockholder Proposal 1 - Independent Board Chair				☐	☐	☐

3.	Advisory Resolution to Approve Executive Compensation				☐ ☐ ☐	6. Stockholder Proposal 2 - Create an Independent Ethics Committee				☐	☐	☐

4.	Approval of the Philip Morris International Inc. 2012 Performance Incentive Plan				☐ ☐ ☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THE CARD.

002CS40137                    01FD0I

PHILIP MORRIS INTERNATIONAL INC.

2012 ANNUAL MEETING OF

STOCKHOLDERS

Wednesday, May 9, 2012

9:00 A.M., EDT

Grand Hyatt New York

Empire State Ballroom, Fourth Floor

109 East 42nd Street

New York, NY 10017

DIRECTIONS You may request directions by calling 1-866-713-8075.

In order to attend the Meeting you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the accompanying proxy statement in response to Question #4.

It is important that your shares are represented at this Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to complete and mail this proxy card OR vote your shares over the Internet or by telephone in accordance with the instructions provided on the reverse side.

Sign Up Today For Electronic Delivery

If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.computershare.com/pmi.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.  ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Philip Morris International Inc.	+
Proxy Solicited on Behalf of the Board of Directors Annual Meeting - May 9, 2012

Louis C. Camilleri and Jerry Whitson, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the Meeting, all shares of Common Stock held by the undersigned in Philip Morris International Inc. (the “Company”) at the Annual Meeting of Stockholders to be held at the Grand Hyatt New York, Empire State Ballroom, May 9, 2012, at 9:00 a.m. EDT, and at all adjournments thereof.

This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR all nominees, FOR Proposals 2, 3 and 4, and AGAINST Proposals 5 and 6.

This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by May 4, 2012, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received, unless contrary to law.

If you have voted by Internet or telephone, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

+